PRELIMINARY PROXY MATERIAL


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of TV Communications Network, Inc. ("TVCN" or the "Company") will be held at the TVCN Building, 10020 East Girard Avenue, Suite 300, Denver, Colorado 80231, on Friday, November 19, 1999 at 10:00 a.m. MST time for the following purposes:

(1) To elect the following three (3) Directors:
Omar A. Duwaik
Armand DePizzol
Kenneth D. Roznoy

(2) To ratify management's decision to sell the office building in Denver for $1.2 million.

(3) To ratify management's decision to sell the warehouse building in Detroit for $200,000.

(4) To ratify management's decision to sell Planet Internet Corp. to BeWell Net for a gross sale price of $1, 746,515 payable in private common stock of BeWell Net, a private company.

(5) To ratify the Management decision to retain the services of the auditing firm of Ehrhardt Keefe Steiner & Hottman PC or any other auditing firm management so chooses.

Proxy material will be mailed on or about November 5, 1999.
The date of record is October 29, 1999.

Stockholders of record at the close of business on October 29, 1999 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will remain open.

						By order of the Board of Directors,



						Kenneth D. Roznoy, Secretary


October 12, 1999
Denver, Colorado

IMPORTANT
IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

THIS REPORT DOES NOT PURPORT THAT THE SECURITIES AND EXCHANGE
COMMISSION ("SEC") HAS APPROVED OR DISAPPROVED ANY OF THIS REPORT OR PASSED UPON ITS ACCURACY OR ADEQUACY.


PRELIMINARY PROXY MATERIAL



TV COMMUNICATIONS NETWORK, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
November 19, 1999

VOTING SECURITIES, PRINCIPAL HOLDERS AND PROXIES

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of TV Communications Network, Inc. (The "Company" or "TVCN" or the "Registrant") for use at the Annual Meeting of Shareholders to be held on Friday November 19, 1999. All valid proxies received prior to the meeting will be voted. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, will be voted for the election of each of the individuals nominated by the Board of Directors and in favor of the other proposals set forth in the Notice of Annual Meeting of Shareholders. A shareholder who has given a proxy may revoke it at any time prior to such proxy being voted at the meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and giving notice of such revocation. Attendance at the meeting does not by itself constitute revocation of a proxy.

The Board of Directors has fixed October 29, 1999 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only shareholders of record as of the close of business on October 29, 1999
(the "Record Date") will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. Shares may be voted at the meeting in person or by proxy. At the Record Date, there were outstanding and entitled to vote 50,835,954 shares of the Common Stock of the Company. Each share is entitled to one vote. The election of directors as well as the adoption of Proposals 2 through 5 requires the affirmative vote of the holders of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote.

All costs of solicitation of proxies will be borne by the Company. In addition to the use of the mails, arrangements also may be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation material to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. The costs of the solicitation of proxies will approximately be between $15,000 and $20,000. The amounts being spent include attorneys' fees, accountants' fees, solicitors' time, printing costs, postage, and other incidental expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of the Company's common stock owned beneficially, and controlled by management and by each person known by the Company to have owned beneficially more than five percent of such shares then outstanding:

Name and Address            Amount and Nature of        Percentage of Class
Of beneficial Owner         Beneficial Ownership        Benficially Owned
and/or controller           and/or control              and/or controlled

Omar Duwaik (1)
10020 E. Girard Ave.        47,150,348**                92.8%
Denver, CO 80231

Armand De Pizzol (1)
1115 Broadway, Ste. 109     None                        -0-
Denver, CO 80203

Kenneth D. Roznoy (2)
10020 E. Girard Ave.        175                         *
Denver, CO 80231

Total as a Group
(three in number)           47,150,523                  92.8%


*	Negligible

(1) These persons being those making the solicitation of proxies by mail.

**	Of these 47,150,348 shares, 23,845,892 shares are in the name of MDA, Inc.
an affiliate substantially owned and controlled by Mr. Duwaik, the Company's president, and 950,233 shares beneficially owned by a brother of Mr. Duwaik.

PROPOSAL 1 - ELECTION OF DIRECTORS

The persons named in the enclosed proxy will vote to elect as directors the persons identified below, as nominees, for a one-year term expiring in 2000 unless authority to vote for the election of directors is withheld by marking the proxy to that effect.

In the event that any nominee for election should become unavailable, the person acting under the proxy may vote for the election of a substitute. Management has no reason to believe that any nominee will become unavailable. In the event this proposal is not passed, then the Company will propose that the three previous directors be re-elected. Other nominations may be made by eligible shareholders. The three nominees with the most votes will be elected directors.

The information about each director and his beneficial ownership of shares of the Common Stock of the Company as of the Record Date is as follows:


			                                           	  	Beneficial Ownership
      		                                             and/or control
Nominees for Director                                                         Percent of
For Terms                   Principal Occupation           No. of            Outstanding
Expiring in 2000            During Past Five Years         Shares           Common Stock

Omar A. Duwaik             Chairman of the Board
Director since 1987        Chief Executive Officer       47,150,348                92.8%
             Age 55                  and President

Kenneth D. Roznoy       Vice President of Business              175                    *
           Age 51                     Development,
                  Secretary and a director off and
                                     on since 1990

Armand DePizzol                           Director                0                   0%
      Director
      Age 67

*    Negligible

Omar A. Duwaik has been the President, CEO and Director of TVCN since its inception on July 7, 1987. Mr. Duwaik has been involved in the telecommunications, aerospace and electronic industries for the past 27 years. In 1980, Mr. Duwaik joined Multichannel Distribution of America, Inc. ("MDA"), in Denver as its President. In 1983, MDA submitted 413 MMDS applications to the FCC, of which 71 were granted to MDA, with no competition, and through a lottery process, about forty more conditional licenses were granted by the FCC. For MDA, Mr. Duwaik constructed the first U.S. MMDS station in San Luis Obispo, California in 1984. Under his direction, three more MMDS stations were constructed in Kansas and Alabama. By 1994, TVCN had ten of these wireless cable TV stations, of which three were sold for about $17.5 million. Mr. Duwaik received a BS Degree in electrical Engineering, a BS Degree in Computer Science and an MS Degree in Electrical Engineering Communications from Oregon State University in 1971. Mr. Duwaik owns or controls 47,150,348 shares of Common Stock. Mr. Duwaik is employed on a full-time basis with the Company and is compensated at the rate of $91,720 a year, of which $54,079 is being paid in cash, and the remaining balance is deferred until such time as more funds become available to the Company.

Armand L. DePizzol - President of Alert Credit Bureau, Inc. and CEO of National Direct Connect Corporation. Mr. DePizzol holds an MA in Economics and a BS in Business Administration. He was President of American Technology & Information, Inc. ("AT&I") from 1986 - 1987 and was in charge of all operations for that company. This was during the period when AT&I operated the very first wireless multichannel TV station in the country. Prior to that, Mr. DePizzol spent seven years overseas with the International Department of CitiBank of NewYork. During this period he conducted extensive credit and operational examinations of some thirty foreign bank branches. Mr. DePizzol was also employed by the Federal Reserve Bank. He acted as a consultant to the First of Denver
Bank, which became First Interstate Bank. Recently, he directed the growth of a transportation company from nine units to more than forty units within a six month period. He has helped obtain financing for several turn-around companies and he also holds various patents.

Kenneth D. Roznoy - Vice President, Secretary and Director. Mr. Roznoy returned to the Company on a free-lance basis in September of 1996 and was re-hired on a full-time basis on February 9, 1997 as Vice President of Business Development. During his two-year sabbatical he worked as a consultant for Elitch Garden in Denver and CHILDRENS CABLE NETWORK in
Denver and Burbank, California. Mr. Roznoy served as a Director of TVCN from 1989 - October 1994. Prior to joining the Company in 1987, Mr. Roznoy had been employed by American Technology and Information, Inc. ("AT&I") in Denver, Colorado since January 1, 1987 as its Vice President and Public Relations Director. From 1981 to 1987, Mr. Roznoy was working for KDR Production providing entertainment related services for businesses and non-profit organizations in Denver, Colorado. From 1978 to 1981, Mr. Roznoy worked for Commonwealth Theaters in Denver, Colorado and Dallas, Texas as Advertising Director. At Mulberry Square Productions, in Dallas, Texas from 1975 to 1978, Mr. Roznoy helped promoted "Benji" into an international movie star with films and TV shows grossing in excess of $100 million.
Mr. Roznoy is employed on a full-time basis with the Company and is compensated at the rate of $32,500.00 a year.

Currently, the Company has no standing Audit, Nominating or Compensation committees or committees that perform similar functions, other than the Board of Directors. The Board held three meetings during the last fiscal year, and no director attended less than 75% of the aggregate of those meetings, either in person or telephonically.


The Board of Directors Recommends a Vote FOR All Nominees.

PROPOSAL 2 - TO RATIFY MANAGEMENT'S DECISION TO SELL THE OFFICE BUILDING IN DENVER.

The Company has accepted an offer on the TVCN building in the amount of one million two hundred thousand dollars ($1,200,000.00) from Asian Pacific Cooperative Association d/b/a Asung Hyup Johapp. Since the Company sold the major TV market operations in 1993 and 1994 it has pursued with diligence the new Gas-to-Liquid Project(s). None of those operations would be located in Denver, so management believes it is better to divest the building while the realty market is strong. The Company will then lease its current office space (approximately 3600 square feet) back for the next three years at the rate of $3625/month. The building was acquired in 1990 from an affiliated company substantially owned and controlled by TVCN's president Mr. Duwaik, in a non-arms-length transaction. The original purchase price was $930,000 payable in the form of issuing 380,000 shares of TVCN's Class C preferred stock, and the assumption of a loan of $550,000 carrying an annual interest of 10%. In 1997, the 380,000 preferred shares were converted to 190,000 restricted shares of TVCN's common stock. No interest or dividends were ever paid or distributed by TVCN on such preferred stock. The current book value of the building is $896,208. The net selling price of $1.135 is expected to generate a net gain of about $240,000.



The board of directors recommends a vote FOR this proposal.


PROPOSAL 3 - TO RATIFY MANAGEMENT'S DECISION TO SELL THE WAREHOUSE BUILDING IN DETROIT

In connection with the acquisition of the Wireless Cable TV station in Detroit ("WCTV") from the Microband Companies in 1990, the Company acquired a warehouse building ("warehouse") for a purchase price of $220,000, payable over two years. In connection with the sale of the Detroit WCTV station in September 1993 to Eastern Cable Network Corp. ("ECNC"), which subsequently sold the system to People's Choice TV ("PCTV"), the Company entered into a lease agreement with the buyer(s) at the lease rate of $4000/month. The lease expired in March of 1999. The warehouse has been vacant since that time. Since then, the Company has been attempting to find a customer to either lease or buy the warehouse. Recently, the company has accepted an offer to buy the warehouse for $200,000. subject to closing. The net selling price is expected to be about $180,000. The current book value of the warehouse is about $158,000. If the sale is successfully completed, the sale will result in a net gain of about
$22,000.

The board of directors recommends a vote FOR this proposal.



PROPOSAL 4 - TO RATIFY MANAGEMENT'S DECISION TO SELL PLANET INTERNET TO BEWELL NET (A PRIVATE COMPANY) FOR $1.76 MILLION IN PRIVATE STOCK


On February 16, 1996 the Company incorporated its wholly-owned subsidiary, Planet Internet Corp. ("Planet") as an Internet Service Provider ("ISP"). Planet Internet provided internet service to subscribers. By March 31, 1999, Planet had 836 subscribers. On May 18, 1999, the Company signed an agreement to sell Planet to BeWell Net Corp., another ISP for a gross sale price of $1,746,515. The net sale price was $1,508,640 payable in private common stock of BeWell Net at the rate of $5.00 per share. Accordingly, the Company received 301,728 private shares of the common stock of BeWell Net.
As part of the sale, the Company has allocated 80,000 shares for distribution to various employees as performance bonuses. None of the officers or directors of the Company received any of said stock other than Kenneth Roznoy who received 5,000 shares of said stock. BeWell Net is a private company and has no public trading market for its stock. As of March 31, 1999, Planet had a negative operating monthly cash flow of about $40,000.00, liabilities of approximately $283,000 and assets of $282,000. In connection with the sale, the entire assets will be transferred to BeWell Net, and about $230,000 of the liabilities will be transferred to and assumed by BeWell Net, while about $53,000.00 in liabilities will remain the responsibility of the Company.

The board of directors recommends a vote FOR this proposal.

PROPOSAL 5 - RETAINING THE INDEPENDENT AUDITING FIRM

 On April 12, 1999 the Company signed an engagement letter with the auditing firm of Ehrhardt Keefe Steiner & Hottman PC of 7979 East Tufts Avenue,
Suite 400, Denver, Colorado 80237 ("EKSH" or "Auditors"). The Board is considering reselecting EKSH as TVCN's auditors for the fiscal year ending March 31, 2000 and recommends that the shareholders ratify and approve this consideration, but to give management the latitude to hire any other audit firm should the need arise.

 During the Company's last fiscal year and the interim periods there were no disagreements with the accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In the event this proposal is not passed, the Company will fulfill its present contractual obligations with the present firm and seek a new independent auditing firm for the next fiscal year.

The Board of Directors Recommends a Vote FOR this Proposal.

COMPENSATION PLAN

Incentive Stock Option Plan:

	Effective July 14, 1987, the Company adopted an incentive Stock Option Plan for Company executives and key employees.  The Company has reserved 2,000,000
(post 5 to 1 reverse split) common shares for issuance pursuant to the plan.
The plan provides that no option may be granted at an exercise price less than the fair market value of the common shares of the Company on the date of grant.  To date, no options have been granted pursuant to the plan.
Under current terms, the plan will terminate in 2007.

OTHER COMPENSATION BENEFITS

	The Company currently has no Directors or Executive Officers who receive compensation in an amount over $60,000, except the Company's President, Omar A. Duwaik, whose annual compensation is $91,720 of which $54,079 is payable in cash, and the remaining balance is deferred until such time more funds become available to the Company. The Company offers a health benefits package to all employees, but currently has no retirement plan. The costs for the health benefit package (medical insurance) are paid by the eligible enrollees.

	No option/Stock Appreciation Rights ("SAR") Grants were awarded during the Last Fiscal Year. No Aggregated option SAR Exercises were awarded during
Last Fiscal Year. Therefore, Fiscal Year End Option/SAR Values and long-term Incentive Plan Award Tables have been omitted.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

	On April 12, 1999, the Company signed an engagement letter with the auditing firm of Ehrhardt Keefe Steiner & Hottman PC ("EKSH" or "Auditors"). EKSH
also audited the Company's financial records for fiscal the years ended
March 31, 1993-1998 and restated the Company's financial records for 1992.
The Auditor did audit the Company's financial records for fiscal year 1999 and assisted the Company in the preparation of the Company's Annual Report on Form 10-KSB and 10-KSB/A.

	A representative(s) of EKSH may be available at the Annual Meeting to respond to any questions and make a statement.

	The principal accountants' report on the financial statements of the fiscal year 1999 contained no adverse opinions, nor was qualified as to uncertainty, audit scope, or accounting principles.



OTHER BUSINESS AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the Proxy materials relating to the next Annual Meeting of Shareholders must do so in writing and according to the Company's By Laws. Pursuant to the By Laws of the Company, for any matter (other than proposals made by Management) to be properly brought before the 2000 Annual Meeting of Shareholders by a Shareholder, the other matter must be a proper subject for stockholder action. The stockholder proposing to bring such other matter must be entitled to vote at the 2000 Annual Meeting of Shareholders and must deliver written notice describing such other matter, which written notice must be received by the Secretary of the Company, at the Company's principal office in Denver, Colorado on or before March 31, 2000.

ANNUAL REPORT

The financial audit of the Company has been completed and is incorporated herein by reference.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB\A

UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT A CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB\A FOR THE FISCAL YEAR ENDED MARCH 31, 1999, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON OCTOBER 29 1999. ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB\A SHOULD BE MAILED TO THE COMPANY'S SECRETARY, TV COMMUNICATIONS NETWORK, INC., 10020 EAST GIRARD AVENUE, SUITE 300, DENVER, CO 80231.

The above Notice of Annual Meeting of Shareholders and Proxy Statement are sent by order of the Board of Directors.




___________________________	_
Kenneth D. Roznoy, Secretary

Denver, Colorado
October 12, 1999
PRELIMINARY PROXY MATERIAL


TV COMMUNICATIONS NETWORK, INC

Proxy Solicited on Behalf of the Board of Directors for its Annual Meeting of Shareholders

The undersigned hereby appoint Omar A. Duwaik, Armand DePizzol, and Kenneth
D. Roznoy, or any of them, with the power of substitution, as proxies to vote all shares of the Common Stock of the Company owned by the undersigned at the Annual meeting of the Stockholders to be held at 10020 East Girard Avenue, Suite 300, Denver, Colorado 80231, on November 19, 1999, or to any adjournment thereof, on such business as may property come before the meeting, including the following items as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement:

(1) To elect the following three (3) Directors:
Omar A. Duwaik         	??For		 ??Against		 ??Abstain
Armand DePizzol	        ??For		 ??Against		 ??Abstain
Kenneth D. Roznoy	      ??For		 ??Against		 ??Abstain

(2) To ratify management's decision to sell the office building in Denver for $1.2 million.
                        ??For		 ??Against		 ??Abstain

(3) To ratify management's decision to sell the warehouse building in Detroit for $200,000.00.
				                    ??For		 ??Against		 ??Abstain

(4) To ratify management's decision to sell Planet Internet Corp. to BeWell Net for a gross sale price of $1,746,515 payable in private common stock of BeWell Net, a private company.

				                    ??For		 ??Against		 ??Abstain

(5) To ratify the Management decision to retain the services of the auditing firm of Ehrhardt Keefe Steiner & Hottman PC or any other auditing firm management so chooses.

                        ??For		 ??Against		 ??Abstain






Please date, sign, and mail in the enclosed envelope.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for proposals 1 through 5. It is revocable at any time before it is exercised.

Number of shares:	____________________	Date:	__________________________________
								Please Print
Signature:	__________________________	Name and Title: _________________________
								Please Print
Signature:	__________________________	Name and Title: _________________________

Address:_______________________________________________________________________


Instructions: Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

PRELIMINARY PROXY MATERIAL




ANNUAL REPORT
For Fiscal Year ended 3-31-99

October 12, 1999


Dear Shareholders,

On behalf of TV Communications Network, Inc., ("TVCN" or "Company") and its employees, I would like to take this opportunity to welcome you and report TVCN's progress.

Last year was a remarkable year. Two major developments took place that are expected to have major impact upon the Company and its potential growth. The first one was in the Wireless Cable TV ("WCTV") industry, while the other one is concerning the Company's gas-to-liquid ("GTL") proposed project in Trinidad and Tobago in Latin America.

Until October, 1998, the WCTV stations have been limited to a one-way transmission: broadcasting cable TV programming over the air to potential subscribers. However, in October, 1998, the FCC changed its rules such that it allowed the use of the WCTV channels for two-way communications. Using the Concept of "cellular phone" or "cellular communications", the WCTV frequencies can now be used for two way communications connecting customers directly with long-distance telephone networks, circumventing local telephone lines.

As a result, long-distance telecommunications companies such as Sprint and MCI Worldcom began to acquire WCTV companies. During 1999, it has been reported that Sprint and MCI have acquired most of the large WCTV companies in the USA, paying a total of about 1.84 billion. This is translated to a rate of about $54.0 per household.

Based upon the foregoing, the Company believes that this is an opportune time to sell the Company's WCTV stations, licenses and rights and interest in its BTA's. The Company has approximately 1.1 million households in its markets. The Company has commenced discussions with Sprint, MCI and others about the possibility of selling the Company's WCTV assets. It is impossible to predict as to the outcome of such discussions, or the amount that may be generated, if any, from the possible sale of such assets. Based on the company's experience in selling WCTV stations, and current market conditions, the company's WCTV assets may be worth as much as $55 million. However, there is no assurance that the Company will succeed in selling any of its WCTV assets.

While the Company is holding discussions with various different potential buyers about the possibility of selling WCTV stations, the Company will continue its attempt to obtain the necessary financing to acquire additional WCTV stations, licenses, channels and BTAs. It is believed that any such additional acquisition will help increase the value of the WCTV assets, and strengthen our negotiating position.

As to the Company's proposed GTL plant in Trinidad, the Company has been negotiating with the government of Trinidad since 1995. In 1997, the Company signed a Memorandum of Understanding with the government to negotiate the details of a definitive agreement for the construction of the world's first commercial GTL plant in Trinidad. It was the hope then that the long-sought definitive agreement would be signed with the gas producing country within the following few months.

The Company has been negotiating similar proposals with several gas producing countries around the world for many years. Similar to the negotiations with those countries, the negotiations with the government of Trinidad went on and on for many months. Finally, in June 1999, an agreement was signed detailing the responsibilities of the Company and the government for the construction and operation of the proposed GTL plant in Trinidad.

The Company intends to focus its future activities on the gas project. The proposed GTL plant in Trinidad is expected to cost the Company about $300 million. The company is discussing with various financial institutions obtaining the necessary financing for the plant. The Company is also discussing with different entities the possibility of entering into a partnership agreement for the purpose of financing and implementing the proposed GTL plant. There is no assurance that the Company will succeed in obtaining the necessary financing or enter into a partnership agreement with any entity.

If the Company is successful in selling any of its WCTV assets, or in obtaining the GTL project financing, of which there can be no assurance, it is anticipated that the proceeds from said sale or financing will be sufficient to fund the Company's activities and meet the Company's obligations over the next several years.

In the meantime, the Company has sold its wholly-owned subsidiary, Planet Internet, for a net selling price of about $1.5 million which was received in the form of private shares of common stock of a privately held BeWell Net Corp. Planet was operating at more than $40,000 per month negative cash flow. Previously, the Company sold one of its residential lots for $630,000. Additionally, the Company sold its executive office building in Denver for $1.2 million, and its warehouse building in Detroit for $200,000, subject to shareholders' ratification vote.

With the reduction in the Company's expenditures, and streamlining its operations, the proceeds from the sale of its residential land, the Detroit warehouse and office building should be sufficient to meet its current obligations and fund the Company's activities. The Additional Detroit Note receivable in the approximate amount of $2.4 million is due December 30, 2000.

In the Event that the Company is not successful in selling any of its WCTV assets, or obtaining the necessary GTL financing, or that the proceeds from the sale of other assets are not adequate to meet the Company's current obligations or fund its activities, then in that event the Company will consider selling its $2.4 million receivable note at a discount.

We feel optimistic that the Company is well on its way of achieving its long term goals.



Omar Duwaik
President & CEO





This Report does not purport that the securities and exchange commission ("SEC") has approved or disapproved any of this Report or passed upon its accuracy or adequacy.










This Report is a summary of information about the Company and its operations. For more details, see the Company's report on Form 10-KSB/A for the fiscal year ended March 31, 1999.
Forward Looking Statements

Certain oral and written statements of management of the Company included in this Report and elsewhere contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbor created thereby. These statements include the plans and objectives of management for future operations, GTL Technology based on TVCN's GTL process, anticipated capital and operating costs of GTL plants, signing a definitive agreement, obtaining required financing for such plants, the continued development of TVCN's GTL process and the projected economic use of GTL plants. In addition, these statements include but are not limited to such words as "intent", "believe", "estimate", "choice", "projection", "potential", "expect", "should", "might", "could" and other similar expressions. The forward looking statements included herein and elsewhere are based on current expectations that involve judgments which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Actual results may differ substantially from these statements. In particular the assumptions assume the collectability of the note receivable from the sale of cable operations, the ability to sign a definitive agreement, obtain required financing, construct and successfully operate commercial GTL plants, and produce a salable product from the proposed GTL plant, and the ability to successfully develop the BTAs and markets, satisfactory resolution of legal maters, and economic, competitive and market conditions for the Company's business operations. Although the Company believes that the assumptions are accurate, there can be no assurance that the forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in the forward looking statements, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the company can or will ever be achieved.

DESCRIPTION OF BUSINESS

Business Development

TV Communications Network, Inc. ("TVCN" or the "Company") was organized as a Colorado corporation on July 7, 1987. Its executive offices are at 10020 E. Girard Avenue, Suite 300, Denver, Colorado 80231, its telephone number is
(303) 751 2900 and its fax number is (303) 751-1081. The Company was formed to seek business opportunities that, in the opinion of management, will provide profit to the Company in any industry in general and the Wireless Cable TV ("WCTV") industry in particular. During its early years, TVCN focused its attention on WCTV operations. After early success, TVCN began to diversify. Since then, the Company has been a diversified holding enterprise with operations in gas and oil refining; WCTV; Internet; mining; auto salvage and wireless communications. However the company recently sold its Internet operations, and is considering the sale of other operations in order to focus on its gas and oil business.

Wireless Cable TV ("WCTV") Operations

The WCTV industry was created in 1983 when the Federal Communications Commission ("FCC") began licensing WCTV stations to broadcast multiple TV channels per station on microwave frequencies. The WCTV frequency spectrum is now divided by the FCC into groups of frequencies such as MMDS ("Multichannel Multi-Point Distribution Service"), ITFS ("Instructional Television Fixed Service"), OFS ("Operational Fixed Service"), as well as the MDS band previously available. MMDS, MDS and OFS frequencies are licensed to commercial entities for commercial use, while ITFS frequencies are licensed to educational institutions for educational, instructional and cultural TV programs. However, educational institutions are allowed to lease excess ITFS channel capacity to commercial entities for commercial use. A television station that employs MMDS, MDS, OFS and/or ITFS channels to broadcast cable TV programming to subscribers for monthly fees, is referred to as a WCTV station.

The FCC regulates the construction, operation, and reporting requirements of WCTV stations, which transmit from 4 to 33 analog TV channels of programming and have a range of 25 to 50 miles from the transmitting station. With new digital equipment coming to the marketplace, each 6 MHz channel will be able to deliver up to six different TV programs. The costs involved in digital transmissions are expensive, but as demand increases, these costs should become more affordable. A WCTV station can deliver a variety of signals, including subscription television, data, and other related entertainment and communications services. WCTV station subscribers capture the microwave signals by means of a specially designed partial parabolic antenna. The captured microwave signals are then converted to frequencies recognizable by standard television sets.

The FCC Spectrum Auction

Until November, 1995, the FCC used to grant licenses in the WCTV frequency spectrum to qualified applicants on a first-come first-served basis. From November 13, 1995 to March 28, 1996 the FCC conducted an auction of the frequency spectrum used by WCTV stations. In this auction, the FCC divided the country into Basic Trade Areas ("BTAs"), according to certain geographic WCTV markets. The successful bidder on each BTA acquired the right to obtain the licenses for all parts of the commercial WCTV spectrum in the BTA, which were not already under license. In order to qualify to participate in the auction, each bidder was required to pay an up-front payment to the FCC. The Company's up-front payment was $300,000 with a small business bidding credit of $400,000.

The Company was the successful bidder on the following 12 BTAs: Clarksburg-Elkins, Fairmount, Logan, Morgantown, Wheeling, West Virginia; Steubenville, Ohio/Weirton, West Virginia; Dickinson and Williston, North Dakota; Scranton/Wilkes Barre/Hazleton and Stroudsburg, Pennsylvania; Scottsbluff, Nebraska; and Watertown, New York. The Company's net bid was $1,276,000 (taking into account the 15% small business credit TVCN received). This made TVCN the tenth largest participant in terms of the number of BTAs acquired, and the 22nd largest participant in terms of dollar volume. The total amount outstanding on this obligation is $1,020,445, which the Company is financing over ten years as described in the notes to the company's financial statements. The Company has not yet finalized its plans with respect to development of WCTV stations in these BTAs. The development is dependent on the Company's ability to obtain substantial capital resources. There is no assurance that the Company will obtain sufficient financing to develop such stations. In the meantime, the Company will attempt to sell its rights and interest in the BTAs, of which there can be no assurance of success.

Wireless Cable Stations

Salina, Kansas. TVCN is currently operating a wireless cable TV ("WCTV") system in Salina. The system broadcasts on 19 channels to a base of 447 subscribers and has two employees. Zenith scrambling equipment was introduced into the Salina head-end equipment in November and December, 1996, each subscriber's household received a new descrambler (set-top converter), and the Company added ESPN, Showtime and Flix to its programming package.
The number of subscribers remain limited because of the limited number of TV channels. With only 19 TV channels, the Company has been unable to compete effectively against conventional cable TV operators. Through an agreement with Heartland Communications, which agreement is awaiting FCC approval, the Company hopes to increase the number of TV channels to as much as 33.

Mobile, Alabama. The Company's 4-TV channel station (E1, E2, E3, E4) in Mobile, Alabama was leased to Mobile Wireless TV, Inc. ("Mobile Wireless") pursuant to a lease agreement dated May 9, 1994. The lease was for an initial period of five years at the greater of $2,000.00 per month, 0.50 per month per subscriber or 2.0% of the gross monthly revenues of the station. Mobile Wireless was hoping to lease many additional TV channels from other licensees in order to offer a reasonable alternative to conventional cable TV in Mobile. However, Mobile Wireless was able to lease/buy only seven more channels in addition to the Company's four channels. With only 11 TV channels, Mobile was unable to mount a viable commercial wireless cable TV system that could compete adequately against cable TV systems. The revenues of the station remained limited, and the maximum monthly transmission fees received by the Company was $2,000.00 during the last five years. The lease expired in May, 1999. Mobile Wireless expressed its interest to renew the lease for five more years under the same terms and conditions. The Company declined to enter into a long term lease because of its desire to sell its rights and interest in the station. However, the Company agreed to lease the station on a month-to-month basis at the rate of $1,200.00 per month. The Company is considering the sale of its assets in this Mobile market.

San Luis Obispo, California. The Company owns a 4-TV channel station (E1, E2, E3, E4) in San Luis Obispo, California ("SLO") which was leased to Wireless Telecommunications, Inc. ("WTCI") in 1995. In January, 1996, WTCI defaulted on its payments to the Company. The Company repossessed the station in June 1996 and has been operating it since that time. As part of the settlement with WTCI, TVCN agreed to purchase the Basic Trading Area ("BTA") of SLO from WTCI. In exchange, WTCI conveyed and transferred all of its assets and interest in SLO BTA to TVCN. See "The FCC Spectrum Auction", herein. The purchase price for the BTA was $452,168. Of this amount $90,000 was paid in cash, and $362,168 was paid in the form of the Company's assumption of an obligation in that amount payable to the FCC over 10 years, with interest only payments for the first two years and principal and interest payments for the final eight years. The FCC approved the transfer of the BTA on May 23, 1997. Since the Company needed more TV channels to be competitive, the Company acquired from non-affiliated entities, the three H-Group licenses (H1, H2, and H3) for $20,000.00. The FCC approved the acquisition. Currently, the Company is broadcasting on seven channels (3 H-Group and 4 E-Group channels) to 59 subscribers. As the new owner of the BTA, the Company applied for the 4 F-Group channels (F1, F2, F3, and F4) and for the two channels MDS1 and MDS2. The FCC approved the Company's applications for the last six channels. The Company has not yet constructed the transmission facilities for said six additional channels. The Company has until August, 2001 to complete such construction. The construction of those six channels would expand the station capacity to 13 channels, which is still not commercially viable to compete against conventional cable TV systems.
The Company is negotiating with other licensees in SLO for the purpose of leasing additional channels. In the meantime, the Company is considering selling all of its assets in this SLO market.

Other stations. The Company owns 4-TV channel stations in each of Hays, Kansas; Woodward, Oklahoma; and Quincy, Illinois. In cooperation with its affiliate, Multichannel Distribution of America, Inc. (MDA) the Company has constructed four-channel stations in Myrtle Beach, South Carolina; Rome, Georgia; and Scottsbluff, Nebraska. MDA is owned and controlled by TVCN's president. The Quincy station is involved in a three-way transaction. The Company acquired the station from its affiliate MDA and entered into an agreement with Heartland Communications to transfer and assign its rights and interest in the Quincy station to Heartland in exchange for transferring certain of Heartland's rights and interest in its BTA in Salina, Kansas to the Company. The agreement with Heartland is awaiting a final approval from the FCC (see the discussion under "Quincy, Illinois and Salina, Kansas" herein). The Woodward station is being leased to Heartland for $500.00 per month for a period of two years expiring April 2001. The Company's stations in Myrtle Beach and Scottsbluff have not been placed in commercial operations, nor are they the subject of any lease because no reasonable lease has been offered. Because of the limited number of channels (4-channel each) of these stations, the Company has no immediate plans to place such two stations into commercial operations. The Company is considering the sale of these and other stations.

In addition, in an effort to expand its concentration of WCTV stations in the West Virginia and Pennsylvania areas, the Company has applied for five vacant channels in the Scranton/Wilkes-Barre/Hazelton BTA. In order to increase the channel capacity of the stations, the Company purchased the F Group lease and station equipment from American Telecasting, Inc. for $200,000. The lease is for $750.00 per month for five years, renewable every five years thereafter at the Company's option.

Purchase/Sale of WCTV Stations

In 1991, the Company, together with its affiliate MDA, Inc., made a successful bid in the U.S. Bankruptcy Court in New York to purchase the WCTV station in Washington, D.C., and the WCTV station in Detroit, Michigan. MDA is substantially owned and controlled by TVCN's president. The two acquired WCTV stations were owned by Microband Companies, Inc. which were under bankruptcy proceedings. The purchase price for the two stations was $6,264,000.00 of which the amount of $4,864,000 was paid in the form of issuing to Microband 4,864,000 shares of TVCN's Class D, preferred stock, and the remaining balance of $1,400,000 was paid in cash and a short term note.
A few months later, MDA purchased from Microband Companies the foregoing 4,864,000 preferred shares for a cash payment of $152,000. The acquisition cost of the two WCTV stations in Detroit and Washington, D.C. was initially recorded on the Company's books at the purchase price of $6,264,000.
However, in the Company's 10-KSB of March 31, 1994 the recorded purchase price of said two WCTV stations was adjusted to $1,552,000 instead of the original $6,264,000. Subsequently, the two stations were sold for a total of $13.5 million payable in cash and notes that carried an annual interest of 8.0% as follows:

The WCTV station in Washington, D.C., was sold in 1993 to Eastern Cable Network Corp. ("ECNC") for $2,500,000.00 payable as follows: (1) a non-refundable deposit of $50,000.00; (2) payment upon closing of $550,000.00;
(3) payment of $600,000.00 six months after Closing; and (4) balance of $1.3 million dollars under a promissory note at eight percent (8%) interest payable in sixteen (16) equal quarterly installments, commencing November 22, 1994, secured by a lien upon the entire System.

In 1994, the Company also sold the foregoing WCTV station in Detroit, Michigan to Eastern Cable Networks of Michigan, Inc. ("ECNM"), a subsidiary of ECNC. The consideration received by TVCN was $11,000,000 payable as follows: (1) a deposit of $250,000; (2) $2.25 million cash at closing; (3) $500,000 90 days after closing; (4) up to $2.0 million payable as a function of ECNMs ability to successfully expand its services; (5) $500,000 nine months after closing; and (6) a $5.5 million promissory note secured by a lien upon the entire station.

On August 30, 1995, ECNM sold the Detroit station to a subsidiary of Peoples Choice TV ("PCTV"). In September 1995 the Company filed a lawsuit in the District of Columbia Superior Court seeking damages and to set aside the transaction on the grounds that it violated the agreement pursuant to which TVCN sold the Detroit station to ECNM in 1994. On January 12, 1996 the parties settled the lawsuit effective December 31, 1995. Pursuant to the settlement, the Company released ECNC from all liability and consented to PCTV's assumption of the note secured by the Detroit station. In return, ECNC and PCTV paid the Company $614,120 in cash; PCTV assumed the Original Detroit Note; and one of PCTV's wholly-owned subsidiaries executed a second note (the Additional Detroit Note) in favor of the Company in the amount of $2.15 million. As of March 31, 1999, all payments under the Washington station sale, and the original Detroit Note have been received, and the remaining balance in the amount of $2,448,957.50, as required under the Additional Detroit Note is due to the Company by December 30, 2000. The Latter Note carries an annual interest of 9%, payable semiannually until the
Note is fully paid. All interest payments under this Additional Detroit Note have been timely received. Recently, Sprint Corp. acquired PCTV.

Denver, Colorado - In December 1993 the Company sold its Denver, Colorado WCTV station to American Telecasting, Inc. ("ATI"), of Colorado Springs, Colorado. The gross purchase price was determined pursuant to a contractual formula to be $6,073,500. After adjustments, the net purchase price was $5,868,434. As of March 31, 1999 all payments under the ATI note were received. Recently, ATI was also acquired by Sprint.

Quincy, Illinois and Salina, Kansas

TVCN has been negotiating with Heartland over the Salina, KS BTA license (which Heartland had won in the auction back in March of 1996 for $217,000). On August 4, 1998, Heartland gave TVCN an acceptable offer, i.e., the two companies would partition the BTA off so that TVCN would receive 40.6% of the BTA that covers the central part, and Heartland would keep the 59.4%. According to the offer, the two companies would share payments to the FCC in those percentages. As a condition, TVCN had to transfer a 4 channel TV license in another market to Heartland. To meet this condition, TVCN offered Heartland TVCN's E-Group license in Hays, Kansas. Heartland rejected TVCN's offer, but was willing to accept the transfer of the E-Group license in Quincy, Illinois. But, TVCN did not own the Quincy license/station. The 4-channel Quincy station and license were owned by MDA - Illinois which is a wholly-owned subsidiary of Multichannel Distribution of America ("MDA") Inc. MDA is substantially owned and controlled by TVCN's president.

The Salina partition is important for the commercial viability of the Salina WCTV system and to its growth potential. The Salina system has been limited to 19 TV channels, hardly adequate to compete against conventional cable TV systems. Since Heartland is the FCC auction winner for the Salina BTA, Heartland has the exclusivity over the remaining 14 TV channels in Salina. Dividing the frequency spectrum in Salina, with 14 channels under Heartland's control, and 19 channels under TVCN's control, severely limits the ability of either Heartland or TVCN to independently develop the Salina market to its growth potential.

Prior to the foregoing partition agreement, TVCN and Heartland had long negotiations. At one time, Heartland offered to purchase the Salina 19-TV channel system from TVCN for $750,000. TVCN rejected the offer and instead asked for a purchase price of $2.1 million, which was rejected by Heartland. Finally, the foregoing partition offer was made by Heartland, provided that the Quincy station and license were made part of the deal.

The foregoing partition is favorable to TVCN. First, it allows TVCN to assume only 40.6% of the remaining payments to the FCC, or the balance amount of $59,909.36 payable in quarterly payments of $2,693.81 to the FCC over the next 8 years. Second, the 40.6% of the BTA covers the vast majority of the population in the Salina market. Third, it enables TVCN to obtain the remaining 14 TV channels in Salina, which should increase the commercial value of the Salina system and increase the likelihood of its development to its growth potential.

However, before the partition agreement with Heartland could be concluded, TVCN had to buy the Quincy station and license from MDA. Since Mr. Duwaik owns and controls the majority of both TVCN and MDA, any business between the two entities would not be an arm-length transaction. Mr. Horner, a former TVCN's board director, and Mr. Roznoy, a current director of TVCN's board, cooperated in evaluating the Quincy transaction without Mr. Duwaik's involvement. Since the Quincy license was applied for by MDA in 1983, among other factors, the documents concerning the actual cost associated with the issuance of the License and construction of the Quincy station/license were not readily available.

Based on cost of comparable stations' construction and licensing, and market values, the Quincy station and license were evaluated at $425,373 for which TVCN offered to issue, and Mr. Duwaik agreed to receive restricted shares of TVCN common stock. An evaluation of the common stock of TVCN had been conducted by an independent appraiser (Houlihan Valuation Advisors of Denver, Colorado). Based on such factors as similarly situated companies, book value, thinly traded stock, pink-sheet listing limitation, TVCN's liability, cash flow and liquidity, etc., the appraiser determined that the restricted shares of TVCN common stock in such a transaction would be worth $0.05 per share. Accordingly, TVCN issued 8,507,460 shares of its restricted common stock to MDA (at the rate of $0.05/sh) for the acquisition of MDA's Quincy station and license. Since Mr. Duwaik is already in control of both TVCN and MDA, no change in control is affected.

The Quincy transaction was submitted to and approved by a vote of the majority of shareholders of TVCN during the 1998 Annual Meeting of TVCN's shareholders. The majority of the votes counted, excluding those of Mr. Duwaik's, were also in favor of the transaction.

As a result, the partition agreement was submitted to the FCC in December 1998. It went on public notice on May 26, 1999. The Company is awaiting final FCC approval, which is totally unpredictable, and can take between two months and two years.

Rome, GA

On June 18, 1997, TVCN concluded the sale of its 4-channel E-Group station in Rome, GA ("Rome Station") to Bell South for $2,000,000.00 in cash. Previously, TVCN had acquired the Rome Station from MDA, Inc. through the acquisition of all outstanding shares of its wholly owned subsidiary MDA of Georgia. MDA, Inc. is owned and controlled by TVCN's president. In exchange for the acquisition of the Rome Station, TVCN issued 17,953,321 restricted shares of TVCN's common stock to MDA. The number of shares issued in the transaction was derived by averaging the high bid price of TVCN's stock at the close on each of the previous four Fridays, which were $0.14, $0.13, $0.15 and $0.15, as reported by the National Quotation Bureau. The average of those high bids was $0.1425 per share. Since the shares issued by TVCN are restricted shares, and TVCN historically discounted restricted shares by 20%, the stock price used in the transaction was adjusted to $0.114 per share. The $2.0 million was then divided by $0.114. The resulting number was the 17,953,321 restricted shares. The transaction was approved by the shareholders of TVCN during their annual meeting in 1997.

Pager Business

In February 1997, TVCN purchased the assets of a pager business in Georgia for $100,000. The business sells pagers, cellular phones, airtime for pagers, and accessories from locations in Calhoun and Dalton, Georgia. This business currently has about 1,000 airtime customers, who are charged $12.95 or more per month. The stores have three employees. Since the Company is attempting to focus on its gas project, the Company is considering the sale of this pager business.

Auto Salvage and Parts Recycling Business

In November of 1998, TVCN entered into an agreement with JBA Wholesalers, Inc. ("JBA") to acquire all of the issued and outstanding stock of JBA Wholesalers, Inc. JBA owns an auto salvage and parts recycling business in Calhoun, Georgia. The appraised market value of JBA at the time of the transaction was $125,000. That was also the historical book value of JBA.

Omar Duwaik, the Company's president, had a 60 % private interest in JBA prior to the transaction. The Board of Directors of the Company approved a resolution for the Company to acquire the remaining 60% of the stock in JBA to go along with the 40% which the Company already owned from an April 1998 transaction.

The Company issued 1,500,000 shares of restricted Common Stock to Omar Duwaik based upon a share price of $.05 per share, which is the value per share estimated by Houlihan Valuation Advisors in a report dated March 25, 1998.

The business maintains an inventory of used autos and parts to be sold to the public in Calhoun, Georgia. The grounds and buildings are on a Lease Purchase Agreement payment plan of $1,500 per month. The last payment is due in March of 2006, at which time the property and buildings will be conveyed to JBA for $1.

The business has 3 employees. Because of the Company's attempt to focus on its gas project, the Company is considering the sale of JBA.

Mining Business

The Company invested in two mines, but neither was ever brought into commercial operation. After considerable development losses, the Company has decided not to make any further mining investment, and to discontinue the mining operations. The Company has no current commercially viable mining operations, and that the mining activities are considered "discontinued operations." The Company filed a law suit against the previous owner of the mines in an attempt to recover any of its losses.

Internet Business Opportunities

On February 16, 1996 the Company incorporated its wholly-owned subsidiary, Planet Internet Corp. as an Internet Service Provider (ISP). Planet Internet provided internet service to subscribers. By March 31, 1999, Planet had 836 subscribers. On May 18, 1999, the Company signed an agreement to sell Planet to BeWell Net Corp., another ISP. The net sale price was $1,508,640 payable in common stock of BeWell Net at the rate of $5.00 per share. Accordingly, the Company received 301,728 shares of the common stock of BeWell Net. As part of the sale, the Company has allocated 80,000 shares for distribution to various employees as performance bonuses. None of the officers or directors of the Company received any of said stock other than Kenneth Roznoy who received 5,000 shares of said stock. BeWell Net is a private company and has no public trading market for its stock. As of March 31, 1999, Planet had a negative monthly cash flow of more than $40,000, liabilities of approximately $283,000 and assets of $282,000. In connection with the sale, the entire assets will be transferred to BeWell Net, and about $230,000 of the liabilities will be transferred to and assumed by BeWell Net.

InterOmni Services - The InterOmni Wallet

TVCN had incorporated a wholly-owned subsidiary, InterOmni Services, Inc., in order to develop the InterOmni Wallet, a digital profile that tracks and records information about individuals. The Company attempted to sell InterOmni, but the sale, did not go through. The Company has ceased any further development in InterOmni, and considers it discontinued.

Reema International Corp.

In 1993, the Company incorporated a wholly-owned subsidiary under the name Reema International Corporation ("Reema") for the purpose of evaluating and developing a gas-to-liquid ("GTL") process. The GTL process converts natural gas into finished products such as diesel, jet fuels and other specialty products. Additionally, Reema began to negotiate with various gas producing countries around the world the possibility of constructing and operating commercial GTL plants at gas fields.

As of this date, Reema's activities have been limited to the research and development of the GTL technology, and the negotiations with various governments of gas producing countries. Reema has generated no revenues from these activities, nor does it expect to generate any revenues any time soon, and does not have any GTL plants under operation or construction. Reema is simply negotiating with various entities the possibility of constructing its first GTL plant, of which there can be no assurance of success.

As a wholly-owned subsidiary, Reema is under the control of the Company's management. The company's president also is Reema's president. Glen Clark, who manages Reema's day to day activities, is Vice President for Reema. Mr. Clark is not involved in the decision-making process for the Company or Reema. Prior to joining Reema in 1993 Mr. Clark had some 40 years broad-management experience in chemical plants in such industries as LNG, regasification, amonia, fertilizer, methanol, cogeneration, carbon dioxide, catalytical cracking, refinery and other related process industries. Mr. Clark has a BS degree in Chemical Engineering from Pennsylvania State, and an MBA from NYSU.

Memorandum of Understanding

After years of negotiations, Reema and the government of Trinidad and Tobago signed in December, 1997 a Memorandum of Understanding ("MOU") for the construction and operation of a GTL plant in Trinidad. The proposed GTL conversion plant will be employing Reema's propriety technological information. Reema's GTL plant in Trinidad will be using natural gas from Trinidad. On June 11, 1999, The National Gas Company of Trinidad and Tobago, Ltd. (a government agency) and Reema International Corporation signed a "Term Sheet For Supply of Natural Gas Agreement". The Agreement sets forth the terms and conditions for a definitive agreement, and the obligations of both parties that must be satisfied before the signing of a definitive agreement. No assurance can be given that the definitive agreement will be executed. If an when the proposed plant is constructed successfully, of which there can be no assurance, the natural gas will be converted into approximately 10,000 barrels per day (bpd) of quality finished petroleum products such as sulfur-free diesel, jet fuel, naphtha and others.

The initial capitalization of Reema's proposed GTL plant in Trinidad is expected to be between $275 and $300 million, for a production capacity of 10,000 bpd over a period of at least 20 years. Reema is discussing various financing options with financial institutions and interested parties, of which there can be no assurance of success.

GTL Plant

A typical GTL conversion plant consists of three major units.  The first section is a gasification or gas reforming unit for converting natural gas into syngas (a mixture of hydrogen and carbon monoxide). The second step is the F-T process unit in which the syngas from the first step is converted into "soupy" waxy hydrocarbon products. The last unit is for hydrocracking/hydroisomerization of the wax into the desired product mix such as diesel, jet fuel, naphtha, etc. The front end (gasification) and the back end (hydrocracking) units of a GTL plant are relatively standard commercial units that are commercially available today and have been in use for about 40 years. The F-T process itself is not new. It was used by the Germans since the 1920's to convert coal into syngas, which was then fed into the F-T process for conversion into transportation fuels. South Africa used the F-T process in the 1950's. However, because of the inefficiency of the early F-T processes, the old GTL technology was not commercially viable. In 1992, Sasol of South Africa began to experiment on a 2,500 bpd GTL plant. The initial focus was on the production of the high-value wax. It is believed that Sasol is now working on the production of transportation fuels, but no information is currently available on such work.

It wasn't until 1993 that Shell built the first commercial GTL plant in Malaysia. However, the Shell plant reportedly focused on the production of high-value products such as solvents, detergents, lubricants and wax, instead of transportation fuels. The capital cost of the Shell plant reportedly was in excess of $850 Million, and the production capacity was 12,500 bpd. A recent fire destroyed part of the plant, and the plant is not currently in operation. The giant oil company Exxon announced recently that it has completed the construction of a pilot GTL plant for the production of 250 bpd of transportation fuels. As of this date, other than the foregoing, neither Exxon nor others have built any other commercial GTL plant anywhere in the world.

GTL Competition

While the GTL technology is at its infancy, the competition in this new emerging technology and industry is expected to be intense. The Company does not expect the competition to adversely affect the implementation of the first GTL project in Trinidad. But, in its attempt to negotiate similar agreements with other gas producing countries around the world, the Company will be competing against giant companies such as Exxon, Shell and others which have vastly greater resources and capabilities. Even with the success of constructing the first GTL plant in Trinidad, the Company will be facing extremely tough competition for constructing additional GTL plants. There is no assurance that the Company will be able to succeed in constructing any GTL plant.

Premium Quality of GTL Produced Products

It is frequently reported that the major cause of pollution in most major cities throughout the world is the presence of sulfur and other impurities in crude oil-derived products. Additionally, aromatics are the major cause of engine wear and tear. Governments are constantly limiting the contents of sulfur and other impurities in crude oil-based products in order to curb the rising levels of pollution. The recent announcement in California regarding the danger of diesel produced from crude oil underscores the significance of the GTL process. On August 27, 1998, UPI reported that "California has become the first state to declare that soot emitted in diesel exhaust is a cancer threat that requires new controls. "On August 28, 1999, the Rocky Mountain News reported eleven members of the California Air Resources Board ("ARB") "voted unanimously to declare 40 chemicals found in (crude oil-derived) diesel exhaust as toxic air pollutants."

In contrast, diesel and jet fuel processed and produced by the GTL process will have zero sulfur, zero aromatics, higher cetane, and a higher smoke point. The quality of the finished products of the GTL process is expected to be so premium that it can be used as a blend with the products derived from crude oil in order to improve their quality and meet an ever-increasing stringent pollution standard requirements.

Employees

As of March 31, 1999, the Company had 19 employees. None of the Company's employees are the subject of a collective bargaining agreement. The company believes that relations with its employees are good.

Capital

Since inception, the Company has financed its capital and operating cash requirements through loans and advances from the Company's president, other shareholders, and the sale of common and preferred stock. The Company is now considering different debt financing options as well as continued asset sales. There is no certainty that the Company will be able to obtain all required financing.

DESCRIPTION OF PROPERTIES

The Company retains ownership of substantially all system equipment necessary to provide its services to subscribers. Such system equipment includes all reception and transmission equipment located at the tower (i.e., the head-end equipment), reception equipment located at each subscriber location (i.e., subscriber equipment) and related computers, diagnostic equipment and service vehicles, and facilities. The Salina, Kansas system equipment is valued at $566,579. The Company's WCTV facilities are, in the opinion of management, suitable and adequate by industry standards. Except the office building mortgage, and the internet equipment, all equipment and assets are not subject to any lease or encumbrance. Subsequent to March 31, 1999, the Company sold its subsidiary, Planet Internet, to BeWell Net, and assigned and transferred the internet equipment lease and certain liabilities in the approximate amount of $230,000 to BeWell Net.

The Company owns its executive offices in Denver, Colorado. The office building has an outstanding mortgage with a balloon payment due in July of 2000. The mortgage balance at year-end was $481,783. In July of 1999, the Company accepted an offer for sale of the building subject to closing. The contracted sale price is $1,200,000.00. The net book value of the building is $896,208.00. If the sale is successfully completed, of which there can be no assurance, the net sale proceeds are expected to be about $1.135 million, which will result in a gain of about $240,000.00. Under the terms of the sale agreement, the Company will enter into a three year lease for the rental of its' executive offices of approximately 3,600 square feet at the rate of $3,625.00/month.

The Company also owns a warehouse in Detroit, MI not subject to any mortgage. This warehouse was leased to PCTV at the rate of $4,000 per month until March 1999. In July 1999, the Company accepted an offer for sale of the warehouse and associated land subject to closing. The net book value at year-end of the building and land was $158,379. The net selling price is about $180,000, which will result in a gain of about $22,000.00.

The Company owns undeveloped acreage on two lots in Cherry Hills Village, Colorado not subject to any mortgages. The book value of these lots at year-end was $633,113. Both lots have been listed for sale. On April 15, 1999, one of the lots was sold for $630,000 (See Note 16 - to the Company's audited consolidated financial statements).

The Company also owns undeveloped acreage in Jefferson County, Colorado not subject to any mortgages. The acreage has also been listed for sale for $1.1 million.

MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

The Company's common stock has traded on the over the counter market ("OTC") since January 11, 1988. As of March 31, 1999, there were eleven stock brokerage firms making a market in the Company's common stock. The high bid and low asked prices of the common stock of the Company have been as follows:

Quarter               High Bid Per                        Low Ask Per
Ending                   Share                               Share

3/31/98                   .17                                 .19
6/30/98                   .39                                 .41
9/30/98                   .47                                 .56
12/31/98                  .19                                 .24
3/31/99                   .16                                 .19

The above quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not necessarily represent actual transactions.

As of March 31, 1999, there were 1,715 record holders of the Company's common stock.

The Company has not paid cash dividends on its common stock and does not anticipate paying cash dividends for the foreseeable future. The Company anticipates that all earnings, if any, will be retained for development of the Company's business.

Description of Securities

As of March 31, 1999 there were 50,835,954 shares of common stock outstanding. No other classes of stock of the Company were issued and outstanding as of March 31, 1999. All previous classes of preferred stock of the Company had been converted to common stock as of March 31, 1999. For more information see "Description of Securities" in the Company's 10-KSB/A of March 31, 1999.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The operating revenue for 1999 was $1,035,000 compared to $1,202,000 in 1998, a decrease of $167,000. The decrease is due to lower interest income of $218,000 in 1999. Other income was less by $13,000 in 1999. Lease income, management fees, operations revenue and wireless revenue increased by $64,000 in 1999.

Total operating expenses were $3,913,000 in 1999 compared to $5,053,000 in 1998, a decrease of $1,141,000. The decrease is due to a substantial reduction in litigation expenses, downsizing personnel, streamlining operations and reduction in general and administrative expenses. For example, litigation settlement expenses were $117,000 in 1999 compared to $1,286,000 in 1998, a decrease of $1,169,000. General and administrative expenses were $2,698,000 in 1999 compared to $2,995,000 in 1998, a decrease of $297,000. Depreciation and amortization expenses were $812,000 in 1999 compared to $618,000, an increase of $194,000, due to the timing and useful life assigned to the WCTV assets. Interest expense was $286,000 in 1999 compared to $154,000 in 1998, an increase of $132,000, due to an increase in the BTAs' interest expense.

The loss from operations in 1999 was $2,878,000 compared to a loss of $3,851,000 in 1998, a decrease of $973,000, due largely to reduced operating expenses. Non-operating gains, primarily from the sale of cable operations and licenses, in 1999 were $1,320,000 compared to $4,257,000 in 1998, a decrease of $2,937,000. There were more sales of cable operations and licenses posted in 1998 than 1999. The net loss for 1999 was $1,076,000 million compared to a loss of $571,000 in 1998. This is due to the fact that there were more non-operating gains in 1998 than 1999.

The foregoing operating revenues do not include the revenues that are generated from the activities of buying and selling WCTV stations. For example, the buying/selling of WCTV station activities resulted in a gain of $1,020,388 in fiscal year 1999 as compared to gains of $4,257,409; $2,343,043; $3,589,919; $2,813,017 and $3,980,847 in fiscal years 1998, 1997,
1996, 1995 and 1994 respectively. Thus, the total revenues for fiscal year 1999 are $2,054,961 as compared to $5,459,238 a year earlier. Income tax benefits generated were $554,227 and $1,234,816 in 1999 and 1998, respectively.

The Company maintains accounting records for TVCN, and each of its subsidiaries. Schedule F-23, which follows, reflects the results of operations for the years 1999 and 1998. The salvage yard was consolidated into the Company's operations in 1999. Expenses exceeded revenue by $110,000 and the operating loss was $80,000. Reema's natural gas fuel conversion expenditures were less by $1,163,000 in 1999 than in 1998 due to streamline operations and less travel expenses. Legal expenses were less in 1999 than 1998 and included legal settlement income of $300,000 in 1999. Mining and exploration expenditures were $1,163,000 less in 1999 than 1998. The mining activities have been shutdown and are now considered as discontinued operations. Planet Internet's access service provider business, which was sold after year-end, had increased revenue of $25,000 and increased expenses of $93,000, resulting in an increase loss of $67,000 in 1999. Corporate and other segment expenses decreased by $1,223,000 in 1999. Headcount reductions, less travel expenditures and lower legal expenses were the primary reasons for the reductions in 1999.

While revenues from the gas project are not expected to materialize for at least three years, the Company intends to manage the proceeds from the sale of assets such that the Company anticipates no difficulty in maintaining its existence, meeting its obligations for years to come, and funding its activities.

Liquidity and Capital Resources

The Company's primary source of liquidity has been from the sale of appreciated assets. The business of the Company requires substantial capital investment on a continuing basis and the availability of a sufficient credit line or access to capital financing is essential to the company's continued expansion. The Company's cash flows for the years ended March 31, 1999, and 1998, are summarized as follows:




       Cash provided by                          March 31,
              (used in)                    1999            1998

             Operations                 $(1,049,013)   $ (1,315,000)

              Investing
             activities                 $   639,921    $  2,167,185

              Financing
             activities                 $    18,887    $   (490,808)

           Net increase
              (decrease)                $  (390,025)   $    361,377

Currently, the Company has $1,798,121 in long-term debt, which is primarily for the purchase of the TVCN corporate headquarters building in Denver, Colorado, the purchase of 12 BTAs from the FCC (see FCC Spectrum Auction herein), and the acquisition of the BTA license from WTCI of Pennsylvania. The office building is under sale contract.

The Company's current assets and liabilities are $887,393 and $1,616,368 respectively. The Company's cash position is such that management anticipates no difficulty in its ability to sell appreciated assets to continue meeting its current obligations.

Cash Investments

The president and a shareholder have advanced loans to the Company totaling $1,100,334.

Stockholder Advances

The president has been advancing loans to the Company since its inception. The loans carry an annual interest of 8%. The advances are long-term loans, and are expected to be paid back at such time when the Company has sufficient funds to do so. As of March 31, 1999, the loans totaled $1,100,334.
Interest expense on shareholder's advances totaled $68,464 in 1999, and $77,956 in 1998. Currently, the Company has no intentions of repaying such loans within the next twelve months.

Selected Financial Data
               1999          1998        1997         1996         1995
Year ended
March 31,
Revenues    $ 1,034,573   $1,201,829   $ 1,146,144  $ 1,195,368  $ 4,503,078

Net income
(loss)      $(1,075,848)  $ (571,143)  $  (959,079) $   512,387  $   777,439

Per share:
Net income
(loss)         (.03)          (.02)        (.05)         .03          .04

Total
assets      $ 9,907,925   $11,012,467  $12,419,656  $15,287,790  $14,168,587

Plant and
equipment,
net         $ 3,252,830   $ 3,579,109  $ 3,265,350  $ 2,543,499  $ 2,064,733

Current
assets      $   887,393   $ 2,071,619  $ 7,136,684  $ 6,560,906  $ 8,785,659

Total
liabilities $ 6,858,322   $ 7,079,069  $ 7,700,974  $ 9,610,028  $ 9,003,212

Long-term
Debt        $ 1,798,121   $ 2,173,678  $ 1,518,165  $ 1,510,240  $   512,560

Capitalization

The capitalization of the Company as of March 31, 1999 is as set forth in the following table and as more detailed in the attached audited financial statement:

                         Stockholders equity (deficit)
                                   March 31
-----------------------------------------------------------------------------
Description               1999          1998          1997          1996

Common stock         $    25,418   $    20,197   $     9,016   $     9,016

Preferred stock      $    28,813   $    28,813   $   960,813   $   960,813

Additional paid-in
capital              $ 7,468,721   $ 7,281,889   $ 6,575,211   $ 6,575,211

Deficit accumulated  $(4,473,349)  $(3,397,501)  $ (2,826,358) $(1,867,279)

Total stockholders
equity	       ----------------------------------------------------------
                     $ 3,049,603   $ 3,933,398   $ 4,718,682   $ 5,677,761


DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth the name, salary and business experience for the last five years of the directors and executive officers of TVCN as of March 31, 1999. Unless otherwise noted, the positions described are positions with the Company or its subsidiaries.

Name                 Salary         Position             Period Served

Omar A. Duwaik(1)    $ 91,720       Chairman of the      1987 to
                                    Board, Chief         present
                                    Executive Officer
                                    and President (1)

Armand DePizzol       -0-           Director             1989 to
                                                         present

Kenneth D. Roznoy    $ 29,250       Vice President,      1998 to
                                    Secretary            present
                                    Director (2)

(1) Mr. Omar Duwaik also serves in the same capacities in each of the Company's wholly-owned subsidiaries: TVCN of Washington, D.C., Inc. (1991 to Present); TVCN of Michigan, Inc. (1991 to present); TVCN of Kansas, Inc.
(1996); TVCN of California, Inc. (1996); International Exports, Inc. (1992 to present); Integrated Systems (1993 to present); Mining Energy International, Inc. (1995 to present); Reema International Corp. (1993 to present); and Planet Internet (1996 until sold in May, 1999).

(2) Mr. Kenneth Roznoy also serves in the same capacities in the Company's wholly owned subsidiaries.

All directors hold office until the next annual shareholders meeting or until their successors have been elected and qualified. Vacancies in the existing Board are filled by majority vote of the remaining directors. The Board of Directors appoints officers of the Company. Omar Duwaik and Kenneth Roznoy are employed by the Company on a full-time basis. Omar Duwaik should be considered a founder and parent of the Company (as such terms are defined by the Securities Act of 1933).

Omar Duwaik has been the President, CEO and Director of TVCN since its inception in 1987. Mr. Duwaik has been involved in the telecommunications, aerospace and electronic industries for the past 21 years. In 1980, Mr. Duwaik joined MDA, Inc. in Denver as its president. In 1983, MDA submitted 413 MMDS applications to the FCC, of which 71 were granted to MDA, with no competition, and through a lottery process, the FCC granted about forty more conditional licenses. For MDA, Mr. Duwaik constructed the first MMDS station in San Luis Obispo, California. Under his direction, three more MMDS stations were constructed in Kansas and Alabama. Mr. Duwaik received a BS Degree in Electrical Engineering, a BS Degree in Computer Science and an MS Degree in Electrical Engineering Communications from Oregon State University in 1971. Mr. Duwaik owns and controls 23,354,223 shares of common stock of TVCN, and also owns the majority of MDA, an affiliated company, which owns 23,845,892 shares of common stock. In total, Mr. Duwaik owns and controls 47,150,348 or 92.8% of the Company's common stock. Mr. Duwaik is employed on a full-time basis with the Company and is compensated at an annual salary of $91,720 of which $54,079 are paid in cash and the remaining balance is deferred until such time as the Company has more funds.

Kenneth D. Roznoy - Vice President, Assistant Secretary and Director. Mr. Roznoy returned to the Company on a free-lance basis in September of 1996 and was re-hired on a full-time basis on February 9, 1997 as Vice President of Business Development. During his two-year sabbatical he worked as a consultant for Elitch Garden in Denver and CHILDRENS CABLE NETWORK in
Denver and Burbank, California. Mr. Roznoy served as a Director from 1989 - October 1994. Prior to joining the Company in 1989, Mr. Roznoy had been employed by American Technology and Information, Inc. ("AT&I") in Denver, Colorado since January 1, 1987 as its Vice President and Public Relations Director. From 1981 to 1987, Mr. Roznoy was working for KDR Productions providing entertainment-related services for businesses and non-profit organizations in Denver, Colorado. From 1978 to 1981, Mr. Roznoy worked for Commonwealth Theaters in Denver,. Colorado and Dallas, Texas as Advertising Director. At Mulberry Square Productions, in Dallas, Texas from 1975 to 1978, Mr. Roznoy helped promote "Benji" into an international movie star with films and TV shows grossing in excess of $100 million. Mr. Roznoy is employed on a full-time basis with the Company and is compensated at the temporarily reduced rate of $29,250 a year.


Armand L. DePizzol, President of Alert Systems and CEO of National Direct Connect Corp. Mr. DePizzol has been a director since 1989. Mr. DePizzol holds an M. A. in Economics and a B.S. in Business Administration. He was the president of American Technology & Information, Inc. (AT&I) from 1984 to 1987 and was in charge of all operations for that company. Prior to that, Mr. DePizzol spent seven years overseas with the International Department of City Bank of New York. During this period he conducted extensive credit and operational examinations of some thirty foreign bank branches. Mr. DePizzol was also employed by the Federal Reserve Bank. He was the first bank examiner to uncover a major defalcation in the international department of a foreign bank branch located on the West Coast. He acted as a consultant to the First of Denver Bank, currently First Interstate Bank. Mr. DePizzol is also a financial advisor. Recently, he directed the growth of a transportation company from nine units to more than forty units within a six-month period. He has helped obtain financing for several turn-around companies and he also holds various patents.






The following are audited financial statements as of March 31, 1999. For additional information, see the Company's 10-KSB/A for the fiscal year ended March 31, 1999.

TV COMMUNICATIONS NETWORK, INC.
AND SUBSIDIARIES

Consolidated Financial Statements
March 31, 1999

Table of Contents


                                                                      	Page

Independent Auditors' Report .........................................	F - 1

        Consolidated Financial Statements

                  Consolidated Balance Sheet..........................	F - 2

                  Consolidated Statements of Operations ..............	F - 3

                  Consolidated Statements of Changes in
                  Stockholders' Equity ...............................	F - 4

                Consolidated Statements of Cash Flows ................	F - 5

            Notes to Consolidated Financial Statements ...............	F - 7

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
TV Communications Network, Inc.
Denver, Colorado


We have audited the accompanying consolidated balance sheet of TV
Communications Network, Inc. as of March 31, 1999 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TV Communications Network, Inc. at March 31, 1999 and the results of their operations and their cash flows for each of the two years in the period ended March 31, 1999 in conformity with generally accepted accounting principles.


                                         	Ehrhardt Keefe Steiner & Hottman PC
June 4, 1999
Denver, Colorado

Consolidated Balance Sheet
March 31, 1999
Assets
Current assets
	Cash and cash equivalents                                     	$	462,157
	Investments                                              		       27,200
	Accounts receivable, net of allowance for
      doubtful accounts of $39,950    	                            28,850
	Inventory                                                        165,261
	Current portion of notes receivable (Note 10)                      1,300
	Deferred income taxes (Note 9)                                   121,838
	Other current assets                                              80,787
		                                                              ---------
  Total current assets                                           	887,393


Property and equipment - net (Note 4)                           2,983,809
Property and equipment, net - discontinued operations (Note 4)   	269,021

Other assets
	Notes receivable (Note 10)                                     2,343,500
	License agreements - net of accumulated
amortization of $1,049,442    					                             1,396,945
 (Note 6)
	Deferred income taxes (Note 9)                                 1,875,443
	Other assets                                                    	109,632
	Reclamation bonds - discontinued operations (Note 10)             42,182
                                                                ---------
Total other assets                                              9,020,532
                                                                ---------

Total assets                                                  $ 9,907,925
                                                              ===========
Liabilities and Stockholders' Equity
Current liabilities
	Accounts payable                                               $	469,800
	Accounts payable - discontinued operations                	       23,899
	Accrued expenses (Note 5)                                        692,861
	Current maturities of long-term debt (Note 6)                    367,928
 Current maturities of long-term debt - discontinued operations    37,500
(Note 14)
	Subscriber deposits                                               24,379
                                                                ---------
Total current liabilities                                       1,616,367

Long-term liabilities
	Long-term debt (Note 6)                                        1,798,121
	Long-term deferred gain (Note 10)                              2,343,500
	Advances from stockholder (Note 6)                             1,100,334
                                                                ---------
Total liabilities                                               6,858,322
                                                                ---------
Commitments and contingencies (Notes 6, 7 and 8)

Stockholders' equity (Note 8)
      Class A preferred stock, $1 par value; no shares
Outstanding                                                          -
      Class B preferred stock, $1 par value; 28,813
shares issued and outstanding                                      28,813
      Class C preferred stock, $1 par value; no shares
Outstanding                                                          -
      Class D preferred stock, $1 par value; no shares
outstanding                                                          -
      Common stock, $.0005 par value; 100,000,000 shares
authorized, 50,835,954 shares issued and outstanding               25,418
      Additional paid-in capital                                7,468,721
      Accumulated deficit                                      (4,473,349)
                                                                ---------
         Total stockholders' equity                             3,049,603
                                                                ---------

Total liabilities and stockholders' equity                    $ 9,907,925
                                                              ===========

Consolidated Statements of Operations



                                                     Years Ended
                                                       March 31,
                                            ------------------------------
                                              1999                 1998
                                            ---------            --------
Revenues (Note 13)
	Lease income (Note 7)                   $    757,614      	  $   693,857
	Interest income                              275,405            	493,521
	Other revenue                                  1,554            	 14,451
                                            ---------            ---------
			Total revenue                            1,034,573           1,201,829
                                            ---------            ---------

Operating expenses
 General and administrative                 2,697,525           2,994,526
	Litigation settlement expense (Note 7)       117,052           1,285,859
	Depreciation and amortization                812,435            	618,422
	Interest expense                             285,598            	154,468
                                            ---------            ---------
			Total expenses                           3,912,610           5,053,275
                                            ---------            ---------

Operating loss                           	 (2,878,037)     	   (3,851,446)
Lawsuit settlement                            300,000                -
Gain on sale of cable operations (Note 9)   1,020,388           2,257,409
Gain on sale of licenses (Note 3)              	 -              2,000,000
                                            ---------            ---------
(Loss) income before income taxes        	 (1,557,649)           	405,963

Income tax expense (benefit) (Note 9)
	Current                                 	       -   	             21,573
	Deferred                                    (529,602)           	140,554
                                             ---------             --------

Net (loss) income from continuing
operations                                 (1,028,047)            243,836

Discontinued operations (Note 14)
	Loss from discontinued operations net of income tax benefit of $24,625 and $419,837 for 1999 and 1998,
respectively                                  (47,801)           (814,979)
                                             --------             ---------

Net loss                                $  (1,075,848)        $  (571,143)
                                         =============        ============

Income (loss) per weighted average share of common stock
	  Basic from continuing operations          $	(.02)               $  .01
	Basic from discontinued operations            (.01)                 (.03)
                                              -------                ------
		Total basic                                $	(.03)               $ (.02)
                                              =======               =======

	Diluted from continuing operations          $	(.02)               $  .01
	Diluted from discontinued operations          (.01)                 (.03)
                                              -------                ------

		Total diluted                              $	(.03)               $ (.02)
                                              =======               =======


Weighted average common shares
outstanding
      Basic                                  41,119,281            36,841,656
                                             ==========            ==========
      Diluted                                41,119,281            36,841,656
                                             ==========            ==========

Consolidated Statement of Changes in Stockholders' Equity
For the Years Ended March 31, 1999 and 1998

                          Preferred Stock              Common Stock
                       --------------------------  --------------------------
                         Shares        Amount        Shares          Amount
                       ------------  ------------  ------------  ------------

Balances at March 31,
1997                    5,672,813     $  960,813     17,981,133    $  9,016

Net loss for the year
ended March 31, 1998         -              -              -           -

Preferred stock
conversions (Note 6)   (5,644,000)      (932,000)     5,254,000       2,627

Stock repurchases
(Note 5)                     -              -          (793,111)       (423)

Acquisition of
business (Note 2)            -              -        17,953,321       8,977
                       ------------  -------------  ------------  -----------

Balances at March 30,
1998                       28,813       	28,813     40,395,343      20,197


Net loss for the year
ended  March 31, 1999        -              -              -           -

Acquisition of business
(Note 2)                     -              -         1,500,000       	750

Acquisition of business
(Note 2)                     -              -         8,507,460       4,254

Stock repurchase adjustment
 (Note 5)                    -              -           433,151         217
                       ------------  -------------  ------------  -----------
Balance at March 31,
1999                       28,813      $  28,813     50,835,954   $  25,418
                       ============  =============  ============  ===========


                               Additional
                               Paid-In        Accumulated
                               Capital         (Deficit)        Total
                             -------------  --------------   ------------

Balances at March 31, 1997   $   6,575,211  $  (2,826,358)   $  4,718,682

Net loss for the year ended
March 31, 1998                        -          (571,143)       (571,143)

Preferred stock conversions
 (Note 6)                          929,373           -               -

Stock repurchases (Note 5)        (213,718)          -           (214,141)

Acquisition of business (Note 2)    (8,977)          -               -
                                -------------  --------------  -------------
Balances at March 30, 1998       7,281,889     (3,397,501)      3,933,398

Net loss for the year ended
March 31, 1999                        -        (1,075,848)     (1,075,848)

Acquisition of business (Note 2)    74,250           -             75,000

Acquisition of business (Note 2)    (4,253)          -                  1

Stock repurchase adjustment
 (Note 5)                          116,835           -            117,052
                                -------------  --------------  --------------
Balance at March 31, 1999      $ 7,468,721    $ (4,473,349)    $ 3,049,603
                                =============  ==============  ==============

                         Consolidated Statements of Cash Flows

                                                                Years Ended
                                                                 March 31,
                                                      ------------------------------
                                                       1999	                  1998
                                                      -------------     -------------
Cash flows from operating activities
      Net loss                                        $ (1,075,848)     $  (571,143)
                                                      --------------    -------------
      Adjustments to reconcile net loss to net
cash used in operating activities -
              Adjustment to repurchase of common stock     117,052             -
              Gain on sale of cable operations          (1,020,388)        (904,560)
              Depreciation and amortization                850,720          631,720
              Deferred income taxes                       (554,227)        (279,283)
              Change in certain assets and liabilities -
                    Accounts receivable                     10,648          (11,771)
                    Prepaid expenses and other current
                    assets                                  15,284          (21,080)
                    Other assets                            34,006          (19,677)
                    Accounts payable                       170,834           (7,111)
                    Accrued expenses                        62,611          (92,026)
                    Income taxes payable                   (21,850)         (39,559)
                    Subscriber deposits                       (251)            (510)
                                                       --------------    -------------
                                                          (335,561)        (743,857)
                                                       --------------    -------------
                    Net cash flows used in
                    operating activities                (1,411,409)      (1,315,000)
                                                       --------------    -------------

Cash flows from investing activities
       Cash paid for business acquisitions net of cash
acquired                                                   (47,426)            -
       Payments on notes receivable                        736,513        1,051,292
       Proceeds from Wireless Cable license sale           362,396             -
       Net investing activity                               60,459        1,502,172
       Property and equipment purchases                   (102,365)        (386,279)
       Purchase of broadcasting licenses                    (7,260)            -
                                                       -------------     ------------
                  Net cash flows provided by investing
                  activities                             1,002,317        2,167,185
                                                       -------------     ------------

Cash flows from financing activities
       Repurchase of common stock                             -   	        (214,141)
       Proceeds from stockholder advances                  151,379    	  167,993
       Payments on stockholder advances                    (69,132)       (277,389)
       Payments on long-term debt and capital leases       (63,360)       (167,271)
                                                       -------------     ------------
                  Net cash flows provided by (used in)
                  financing activities                      18,887        (490,808)
                                                       -------------     ------------

Net (decrease) increase in cash and cash
equivalents                                               (390,205)        361,377

Cash and cash equivalents - beginning of year              852,362         490,985
                                                       -------------     ------------
Cash and cash equivalents - end of year                  $ 462,157       $ 852,362
                                                       =============     ============

Continued on the following page.

Supplemental disclosure of cash flow information
	Cash paid during the year for interest was $213,707 (1999) and $305,868
(1998).

	Cash paid during the year for income taxes was $0 (1999) and $73,242
(1998).

Supplemental disclosure of noncash investing activities

	During 1999, the Company issued 1,500,000 shares of common stock valued at $75,000 in the acquisition of a business (Note 3).

	During 1999, the Company also issued 8,507,460 shares of common stock in the acquisition of a business (Note 3)

	During 1999, the Company recorded an adjustment to the number of shares cancelled in the prior year for the settlement of a lawsuit resulting in the reinstatement of 433,151 shares of common stock and a charge of $117,052 to operations for additional litigation settlement expense (Note 5).

	During 1998, the Company issued 5,254,000 shares of common stock upon the conversion of 780,000 shares of Series C preferred stock and 4,864,000 shares of Series D preferred stock.

	During 1998, the Company acquired $361,050 of fixed assets under capital leases.

	During 1998, the Company also acquired $362,168 of licenses through the assumption of notes payable.

	During 1998, the Company acquired licenses valued at $195,707 through the reduction of notes receivable.

	During 1998, the Company issued 17,953,321 shares of common stock valued at $2,000,000 in the acquisition of a business (Note 2).

Note 1 - Organization and Summary of Significant Accounting Policies

Organization

TV Communications Network, Inc. (the "Company") is engaged primarily in the business of leasing Wireless Cable TV (WCTV) licenses. In addition, the Company engages in research regarding the conversion of natural gas into alternative fuels, operating a salvage yard, providing internet access services, and retail sale of paging equipment and the related access service through its various subsidiaries.

Principles of Consolidation

The Company's consolidated financial statements include the accounts of TV Communications Network, Inc. (TVCN), its wholly-owned subsidiaries International Integrated Systems, TVCN International, Inc., International Exports, Inc., Mining and Energy International Corp., REEMA International (Note 10), Planet Internet Corp. (Note 16), JBA Wholesalers, Inc., MDA of Georgia, Inc. MDA of Illinois, Inc. and its majority-owned stock position in Century 21 Mining, Inc. and Page TVCN, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of cash flow reporting, cash equivalents include certificates of deposit with initial maturities of less than three months.

Investments

Investments primarily consist of mutual funds, equity securities and funds invested in government bonds which are redeemable at the option of the Company. Investments are reported at fair market value.

Investments currently owned by the Company are classified as available for sale securities. Unrealized holding gains and losses, when they occur, are reported as a separate component of stockholders' equity.

Minority Interest

Minority interest is reflected in consolidation and is the portion of Century 21 Mining, Inc. stock and Page TVCN, Inc. stock that is not owned by the Company. The aggregate losses attributable to the minority interests are in excess of the minority interests investments and accordingly, the Company is recognizing 100% of the operating losses generated.


Note 1 - Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company recognizes revenue when it has substantially completed all its obligations and has earned the revenue.

Leasing of Wireless Cable Licenses

The Company records revenue on the leasing of wireless cable licenses monthly as access to use of the broadcast licenses is provided and no significant continuing obligations under such license agreements exist.

Cable Television Services

Cable television service revenue is recorded on a monthly basis as services are provided and no significant continuing obligations to the subscriber exist.

Auto Salvage Yard

Revenue from auto salvage sales is recorded at the time of delivery to the customer as no significant continuing obligations or right of return obligation exists.

Internet Access Services

Internet access service revenue is recorded on a monthly basis as services are provided and no significant continuing obligations to the subscriber exist.

Paging Equipment Sales

Paging equipment sales revenue is recorded at the time of delivery to the customer as no significant continuing obligations or right of return obligation exists.

Sale of Cable Operations

Profits with respect to sale of the Company's Denver Cable operations are being recorded on the installment sale method while profit with respect to the Detroit and Washington D.C. sales are being recorded using the cost recovery method (Note 8).


Note 1 - Summary of Significant Accounting Policies (continued)

Basic Loss Per Share

The Company follows the provisions of Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (FAS 128). FAS 128 established new definitions for calculating and disclosing basic and diluted earnings per share. Basic loss per share is based upon the weighted average number of shares outstanding. The Company has no dilutive potential common shares at March 31, 1999 and 1998, respectively.

Depreciation and Amortization

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of primarily five years. Buildings are being depreciated over a 31 year life using the straight-line method. It is the policy of the Company to charge operations for maintenance and repairs, and to capitalize expenditures for renewals and betterments. Licenses are recorded at cost which may include related equipment. Amortization is provided using the straight-line method over the life of the licenses of 10 years.

Inventory

Inventories are carried at the lower of cost, determined on the weighted average method, or market. Inventory consists of installation materials which are held for resale or expected to be used in the next year.

Advertising Costs

The Company expenses advertising and promotional costs as incurred. Advertising expenses for the years ended March 31, 1999 and 1998 were approximately $43,623 and $23,000, respectively.

Research and Development Expenses

The Company expenses research and development costs as incurred.

The Company incurred approximately $ 423,000 and $ 300,000 in research and development related expenses associated with its gas-to-liquids conversion process for the years ended March 31, 1999 and 1998, respectively.


Note 1 - Summary of Significant Accounting Policies (continued)

Valuation of Long-Lived Assets

The Company assesses valuation of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of. The Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill and other intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

Concentration of Credit Risk

Cash accounts potentially subject the Company to concentration of credit risk. The Company places its cash with high credit quality financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. At March 31, 1999, there was approximately $269,623 in excess of the federally insured limit.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. Fair value estimates are made at a specific point in time for the Company's financial instruments; they are subjective in nature and involve uncertainties, matters of significant judgment and, therefore, cannot be determined with precision. Fair value estimates do not reflect the total value of the Company as a going concern.

Cash

The carrying value approximates fair value due to its liquid or short-term nature.

Investments

For those investments, which consist primarily of money market investments, the carrying amount is a reasonable estimate of fair value.


Note 1 - Summary of Significant Accounting Policies (continued)

Notes Receivables

Interest rates on notes receivable are consistent with the interest rates on current purchases by the Company of contracts with similar maturities and collateral. Notes receivable are continually assessed as to the collectibility of the notes and adjusted to approximate the estimated collectible amount, accordingly the fair value is net of the related deferred gain on the notes receivable.

Long-Term Debt

Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt.

Use of Estimates

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Recently Issued Accounting Pronouncements

In June of 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities"(SFAS No. 133). SFAS No. 133 addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Initial application of SFAS No. 133 shall be as of the beginning of an entity's fiscal quarter, on that date, hedging relationships shall be designated anew and documented under the provisions of this statement. The adoption of SFAS No. 133 shall not be retroactively applied. This statement currently has no impact on the financial statements of the Company, as the Company does not hold any derivative instruments or participate in any hedging activities.



Note 2 - Management's Plans for Continued Existence

As shown in the accompanying financial statements, the Company has incurred net losses of $1,075,848 and $571,143 for the years ended March 31, 1999 and 1998, respectively and as of that date the Company's current liabilities exceeded its current assets by $728,974. The Company also has negative cash flows from operations in 1999 and 1998. Management's plans to maintain sufficient future cash flows to meet its future financial obligations and to continue funding research of its gas-to-liquids technology, include the sale of the Company's internet operations and certain real property (Note 16). In addition, management is also actively marketing other real property and buildings, and reducing general and administrative costs by downsizing personnel. Management is also looking into the sale of the Company's basic trade area (BTA) license rights and is also looking into possible factoring arrangements for the note receivable obtained in the sale of its domestic wireless cable operations (Note 10). Based on a review of all possible options available to the Company and the estimated related resulting cash flows management believes that sufficient cash flow will be provided to meet the Company's financial obligations through the fiscal year 2000.


Note 3 - Business Acquisitions

During fiscal 1998, the Company acquired all of the issued and outstanding stock of MDA of Georgia, Inc (MDA Georgia) which is a newly created wholly owned subsidiary of Multichannel Distribution of America, Inc. (MDA) which is majority owned by a stockholder of the Company, Omar Duwaik. The Company issued 17,953,321 shares of restricted common stock valued at $2,000,000 to consummate the transaction. As a result of issuing the shares to MDA, Omar Duwaik beneficially owns approximately 85% of the outstanding common voting stock of the Company subsequent to the acquisition. Due to the common control relationship which existed prior to the transaction, the acquisition of MDA Georgia resulted in the assets and liabilities being recorded at historical cost in which the net book values approximated zero. MDA Georgia's only asset consisted of certain broadcast transmission license rights. Subsequent to its acquisition, the Company sold these license rights to an unrelated party for $2,000,000 in cash. The resulting gain has been included in the accompanying statement of operations for the year ended March 31, 1998.

In 1999, the Company acquired all the issued and outstanding shares of JBA Wholesalers, Inc. majority owned by a stockholder of the Company, Omar Duwaik. The Company paid $50,000 and issued 1,500,000 shares of common stock valued at $75,000 for a total purchase price of $125,000. Due to the common control relationship which existed prior to the transaction, the acquisition of JBA Wholesalers, Inc. resulted in the assets and liabilities of being recorded at historical cost.


Note 3 - Business Acquisitions (continued)

Also in 1999, the Company acquired all the issued and outstanding shares of MDA of Illinois, Inc. which is a wholly owned subsidiary of Multichannel Distribution of America, Inc. (MDA) which is majority owned by a stockholder of the Company, Omar Duwaik. The Company issued 8,507,460 shares of common stock. Due to the common control relationship which existed prior to the transaction, the acquisition of MDA Illinois resulted in the assets and liabilities of being recorded at a nominal value of $1 as no records pertaining to historical cost could be readily located. In the event historical records become available in the future, the Company will adjust the recorded values of the assets and liabilities to their historical amounts.

The Company acquired the following assets and liabilities in connection with its 1999 business acquisitions:


	Inventories                                           $  	 58,233
	Fixed assets                                	             212,960
	TV licenses                                       	             1
	Other assets                                 	            	58,247
	Liabilities assumed                        	             (207,014)
                                                         -----------

                                                	      $   122,427
                                                         ===========

The following consideration was issued to fund the 1999 acquisitions.

	Cash paid, net of cash acquired                      	$	  47,426
	Issuance of common stock                     		           75,001
                                                         -----------

                                            	          $  122,427
                                                         ===========

The results of operations have been included from the dates of acquisition forward. The historical results of operations of MDA of Illinois, Inc. and JBA were insignificant in 1999 and 1998 prior to the acquisitions and accordingly no pro forma results of operations have been presented as the Company's pro forma results of operations would approximate the historical results of operations presented in the accompanying consolidated financial statements.


Note 4 - Property and Equipment

The following summarizes the property and equipment:

                                         Continuing              Discontinued
                                         Operations              Operations

      Land                               $ 1,297,926             $      -
      Office building and improvements   	 1,092,573                    -
      Office furniture and equipment       1,002,482                   7,436
      Mining equipment                          -                    425,963
      Gas to liquids testing equipment        58,595                    -
      Transmission equipment                 735,346                    -
      Transportation equipment               141,850                    -
                                         ------------            ------------
	                                     4,328,772                 433,399
      Less accumulated depreciation       (1,344,963)               (164,378)
                                         ------------            ------------
      Total                              $ 2,983,809               $ 269,021
                                         ============            ============

Note 5 - Accrued Liabilities

Accrued liabilities consist of the following:


	Payroll taxes payable                               	$   	43,475
	Bonus payable                               	            100,000
	Note receivable prepayments                    		         86,959
	Interest payable                               		         82,837
	Commission payable                            	          369,143
	Other                                          		         10,447
                                                        ---------
                                                   	  $   692,861
                                                        ==========

Note 6 - Long-Term Debt and Stockholder Advances

Long-Term Debt

Mortgage payable in connection with the purchase of an office building and related land, maturing July 2000. Interest at 10%, with monthly principal and interest payments of $6,526. Collateralized by land and building with a net book value of $896,208.

                                                        			    $  481,783


Note 6 - Long-Term Debt and Stockholder Advances (continued)

Long-Term Debt (continued)

Notes payable in connection with the purchase of several Basic Trade Areas (BTA's) maturing 2006. Interest at 9.5%. Debt service began with quarterly interest payments totaling $24,236, with principal and interest payments to begin November 1998 totaling $45,886. The notes are secured by the BTA license rights.
                                                                 1,382,613

Capital lease in connection with the purchase of mining equipment, non-interest bearing, past due from April 1998 (Note 14). Monthly payments of $5,000. Collateralized by the equipment with a net book value of approximately $44,000.
                                                                    37,500

Note payable in connection with the purchase of a building and related land, maturing March 2006.  Interest at 9% with monthly principal and interest payments of $1,500.  Collateralized by land and building.
          		                                                        93,231

Capital lease in connection with the purchase of communication equipment maturing in August 2000. Interest at 12%, monthly payments of $10,200. Collateralized by the equipment with a net book value of approximately $240,000.
                                                                   208,422
                                                                 ---------
                                                                 2,203,549
Less current maturities                                           (405,428)
                                                                 ---------

Long-term debt                                                  $1,798,121
                                                                ===========

Note 6 - Long-Term Debt and Stockholder Advances (continued)

Long-Term Debt (continued)

The aggregate annual maturities of long-term debt at March 31, 1999 are as follows:

           	Year Ending March 31,
           -----------------------


               2000                        	$	429,840
            	  2001                         		671,087
	              2002                         		165,462
	              2003                         		180,566
	              2004                         		151,253
	        Thereafter                         		631,511
                                         --------------
                                      		    2,229,719
	Less amount representing capital
lease interest                        		      (26,170)
                                         --------------
	Present value of long-term debt and
capital lease                         		    2,203,549
	Less current portion                  	     (405,428)
                                         --------------

                           	            $   1,798,121
                                         ==============

As of March 31, 1999, the cost and net book value of equipment under capital lease was approximately $432,614 and $284,472, respectively.

Stockholder Advances

Stockholder advances bear interest at 8%. Interest expense on stockholder advances totaled $68,464 (1999) and $77,956 (1998).


Note 7 - Commitments and Contingencies

Leases

The Company leases radio towers with leases expiring through 1999 and are automatically renewed for one year periods unless terminated by either party upon 90 days prior written notice. Total lease expense for the years ended March 31, 1999 and 1998 was $94,362 and $64,888, respectively.

The Company is a lessor of multiple real properties. The lease of the Michigan property commenced on March 16, 1994 and expires April 14, 1999. The remaining operating leases are at the Denver location. Leases commenced in the 1997 fiscal year and expire between 1998 and 2001.

Note 7 - Commitments and Contingencies (continued)

Leases (continued)

Future minimum lease receipts are as follows:


  	        1999	                                 $	62,332
        	  2000                            	      	27,906
        	  2001                             		      6,996
                                              -------------
                                                   97,234
                                              =============

Commitments

The Company has guaranteed the supply of all compatible equipment and spare parts that may be needed for the maintenance, and refurbishment of the equipment and the continuation of the WCTV operations in Qatar without interruption over a period of ten years, ending in 2006. Costs incurred by the Company to date have been insignificant and management believes any such future costs will not have a material impact to the Company.

Contingencies

The Company was the defendant in a class action suit by a shareholder of TV Communications Network, Inc. The case is in the United States District Court wherein Merton Frederick, on behalf of himself and all others similarly situated is the plaintiff and the defendants are TV Communications Network, Inc., TVCN of Michigan, Inc., TVCN International, Inc., International Exports, Inc., Omar Duwaik, Jacob A. Duwaik, Kenneth D. Roznoy, Scott L. Jenson, and Scott L. Jenson, P.C. The class action suit alleged that had the financial condition of the Company been fully and fairly disclosed to the plaintiff and other shareholders, they would not have purchased TV Communications Network, Inc. securities. The Company has denied all such acquisitions. During the fourth quarter ended March 31, 1998, a final settlement agreement was approved by the US District Court which provided that $1,500,000 which was placed in escrow by the Company be distributed to the plaintiffs after deducting related attorneys fees. All class members participating in the suit are required to sign a proof of claimform thereby relinquishing their rights to all TVCN stock owned and release the Company from all future claims, liabilities and damages. The Company recorded an expense of approximately $1,286,000 of the escrowed funds as litigation settlement expense with the remaining $214,000 being recorded against equity, reflecting the market value of the stock relinquished to the Company.


Note 7 - Commitments and Contingencies (continued)

In 1999, it was determined that the actual number of shareholders electing to relinquish their rights to TVCN stock was less then estimated by the Company in 1998. This resulted in an adjustment to increase equity by 433,151 shares of common stock valued at $117,052 and to increase litigation expense by $117,052 in 1999.


Note 8 - Stockholders' Equity

Class A Preferred Stock

Class A Preferred Stock entitles the holder to convert the Preferred Stock at the rate of one Class A Preferred Share for 4.167 shares of Common Stock of the Company. Class A Preferred Stock is participating stock, and carries a cumulative dividend of nine percent (9%) per annum, compounded quarterly, on the issued and outstanding Class A Preferred Stock. Holders of the Class A Preferred Stock are not entitled to convert their Class A Preferred Stock into Common Stock in the event the Company calls such Preferred Stock to redemption at $1.00 per share, plus any unpaid dividends, if any. No Class A Preferred Shares have been issued to date.

Class B Preferred Stock

Class B Preferred Stock is participating but non-cumulative stock. The holders of Class B Preferred Stock are entitled to receive non-cumulative dividends from the Company's net profits at the rate of up to nine percent (9%) when and if declared by the Board of Directors. Holders of Class B Preferred Stock are not entitled to receive dividends if profits are not allocated for such distribution by the Board of Directors. Class B holders are entitled to convert their Preferred Stock into Common Stock at the rate of two shares of Class B Preferred Stock for one share of Common Stock, and are given a thirty day (30) notice to convert, if such Preferred Stock is called for redemption by the Company. Pursuant to the Century 21 Mining acquisition, 28,813 Class B Preferred Shares were issued.


Note 8 - Stockholders' Equity (continued)

Class C Preferred Stock

Class C Preferred Stock is non-participating and non-cumulative. Holders of Class C Preferred Stock are entitled to receive non-cumulative dividends of up to six percent (6%) per annum from the net profits of the Company, when and if declared by its Board of Directors. The conversion rate is two shares of Class C Preferred Stock for one share of Common Stock. Similar to Class B Preferred Stock, a thirty day (30) notice is given to holders of Class C Preferred Stock upon a call for redemption by the Company, during which thirty day (30) period the holders of Class B or Class C Preferred Stock are entitled to convert their Preferred Stock into Common Stock. Other rights and restrictions may apply on any class of Preferred Stock as agreed upon prior to issuance. The Company issued 400,000 Class C Preferred Shares to MDA (a company related by virtue of having several mutual stockholders, officers and directors) in exchange for Transmission Equipment, and 380,000 Class C Preferred Shares to AT&I (a company related by virtue of having several mutual stockholders, officers and directors) as partial payment for the acquisition of the Company's headquarters building. The headquarters building had a fair market value of $930,000 and the Company assumed a $550,000 mortgage (Note 14). During the year ended March 31, 1998, the Company converted 400,000 shares of Class C Preferred Stock, previously issued to MDA (a related company), into 200,000 shares of TV Communications Network, Inc. common stock; and 380,000 shares of Class C Preferred Stock, previously issued to AT&I (a related company), and into 190,000 shares of TV Communications Network, Inc. common stock.

Class D Preferred Stock

The Class D Preferred Stock is convertible into common stock of TVCN at the rate of one Class D Preferred Share for one Common Share of TVCN, provided that such conversion is not made for a period of four (4) years from October 1991; and holders of Class D Preferred Stock shall be entitled to receive non-cumulative and non-participating dividends from TVCN's net profits at the rate of up to nine percent (9%) when and if declared by TVCN. The Company issued 4,864,000 Class D Preferred Shares pursuant to the asset acquisition from Microband.

The Company bid on certain assets and businesses of Microband together with MDA, a company related by virtue of having some mutual stockholders, officers, and directors. When TVCN and MDA became the successful bidders, it was partially due to the fact that MDA had collateralized the bid with a number of licenses. Consequently, when the opportunity came to buy back the TVCN preferred stock from Microband for $152,000, it was mutually agreed that MDA should derive the benefit from the discount as consideration for its part in making the winning bid. TVCN received the assets and businesses for its part. The Class D Preferred Stock was recorded at the repurchase price.


Note 8 - Stockholders' Equity (continued)

Class D Preferred Stock (continued)

During the year ended March 31, 1998, 4,864,000 shares of Class D preferred stock were converted into 4,864,000 shares of TV Communications Network, Inc. common stock.

Incentive Stock Option Plan

Effective July 14, 1987, the Company adopted an Incentive Stock Option Plan for Company executives and key employees. The Company has reserved 2,000,000 common shares for issuance pursuant to the plan. The plan provides that no option may be granted at an exercise price less than the fair market value of the common shares of the Company on the date of grant. To date, no options have been granted pursuant to the plan. Under current terms, the plan will terminate in 2007.


Note 9 - Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence are not expected to be realized. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset is considered realizable; however, could be reduced in the near term if estimates of future taxable income are reduced.

As a result of the sale of operations in 1994, the Company was able to utilize a significant portion of the net operating loss in 1996.


Note 9 - Income Taxes (continued)

Deferred taxes are recorded based upon differences between the financial statements and tax basis of assets and liabilities and available tax credit carryforwards. Cumulative temporary differences and carryforwards which give rise to the deferred tax assets and liabilities for 1999 were as follows:

      Net operating loss                           $ 1,810,647
      Recognition of gain on sale of stations          (72,732)
      Alternative minimum tax credit                   113,532
      Shareholder interest and bonus                    34,000
      Depreciation                                     103,528
      Other                                              8,306
      Valuation allowance                                 -
                                                 ----------------
                                                   $ 1,997,281
                                                 ================

The net current and long-term deferred tax assets and liabilities in the accompanying balance sheet includes the following deferred tax assets and liabilities.

                                                   March 31,
                                                     1999
                                                 ------------

      Current deferred tax asset                 $   121,838
                                                 ------------

           Net current deferred tax asset        $   121,838
                                                 ============

      Long-term deferred tax asset               $ 1,948,175
      Long-term deferred tax liability               (72,732)
                                                 -------------

           Net long-term deferred tax asset      $ 1,875,443
                                                 =============

The Company has incurred losses, which include certain accrued expenses that are not deductible for tax purposes until paid, since its inception, July 7, 1987, and has loss carryforwards available to offset future taxable income. The Company has net operating loss carryforwards totaling approximately $5,300,000 which expire through 2014.


Note 9 - Income Taxes (continued)

The following is a reconciliation of income taxes at the Federal Statutory rate with income taxes recorded by the Company.




                                                        Years Ended
                                                          March 31,
                                             --------------------------------
                                                1999                1998
                                             --------------   ---------------


      Computed income taxes at statutory rate   $ (554,227)      $ (281,810)
      State income taxes, net of Federal income
tax benefit                                           -             (27,352)
      Section 453A interest                           -              22,290
      Non deductible items and net operating loss     -              29,162
                                             ---------------  ---------------
                                                $ (554,227)      $ (257,710)
                                             ===============  ===============

Note 10 - Sale of Domestic Wireless Cable Operations

During the year ending March 31, 1994, the Company sold three of its domestic wireless cable operations for approximately $5,100,000 in cash and $12,268,000 in notes receivable, due in monthly installments from 1994 through 1998. The sales resulted in a pretax gain of approximately $15,460,000, of which approximately $11,475,000 was deferred at March 31, 1994. On December 31, 1995, the Company entered into an agreement to receive $500,000 cash and an additional $2,150,000 note receivable for the Detroit WCTV System due in 2001. On December 31, 1996, the Company revised this agreement, incorporating $193,500 of unpaid interest into the note receivable balance due in 2001. The Company continually assesses the collectibility of the notes receivable and adjusts the estimated deferred gain accordingly.
The estimated deferred gain at March 31, 1999 is approximately $2,343,500.

The Company received cash payments of $1,098,909 and $1,051,292 during 1999 and 1998, respectively, related to sales of Wireless Cable licenses from prior years.


Note 10 - Sale of Domestic Wireless Cable Operations (continued)

Long-Term Receivables

Note receivable from Peoples Choice TV of Detroit, Inc. in connection with the sale of the Detroit WCTV System maturing through 2001. Interest ranging from 8% to 9%; payable semi-annually, secured by the assets of the systems.

                                     	                        	$	2,343,500

Notes receivable - other               	                       		    1,300
                                                             ---------------
                                                         		      2,344,800

Less current portion                                     		         (1,300)
                                                             ---------------
                                                        	      $	2,343,500
                                                             ===============

The aggregate maturities of notes receivable at March 31, 1999 are as follows:

    	Year Ending March 31,

                	2000                         	$         1,300
                 2001                                2,343,500
                                                    ------------
                                        	      $     2,344,800
                                                    ============

Due to the inherent uncertainties in the estimation process, the Company feels that it is reasonably possible that the allowance for notes receivable may necessitate future revisions.


Note 11 - Other Assets

During the year ended March 31, 1997, the Company purchased approximately $70,000 of reclamation bonds related to its mine development efforts (Note
4), in addition to the $27,000 purchased in prior years. The bonds are held for the purpose of offsetting the cost of restoration following completion of the related mining efforts. Cost of the reclamation bonds will be amortized over the necessary reclamation period.

On November 25, 1998, the Forest Service called and used $28,000 of the reclamation bonds for required winter stabilization. The remaining bonds are held for future restoration of the mine.


Note 12 - REEMA International

REEMA International (REEMA) was incorporated on October 27, 1993 with the primary purpose of converting natural gas into usable petroleum products. On April 1, 1995, the Company purchased 100% of the outstanding shares of REEMA.

During 1998, REEMA and the government of Trinidad and Tobago signed a Memorandum of Understanding (MOU) for the construction and operation of a gas-to-liquid (GTL) plant in Trinidad. The GTL plant construction costs are estimated at approximately $300 million, which REEMA is currently reviewing various financing alternatives. There are no binding obligations for either party under the MOU and both parties are in continued negotiations towards reaching a definitive agreement. There can be no assurances that REEMA will be successful in negotiating a definitive agreement or that the necessary financing will be obtained to cover the costs of constructing the GTL plant. On June 11, 1999, the National Gas Company of Trinidad and Tobago Limited (a government agency) and Reema International Corporation signed an agreement titled "Term Sheet for Supply of Natural Gas Agreement", detailing the terms and conditions for a definitive agreement.


Note 13 - Business Segments

Operating results and other financial data are presented for the principal business segments of the Company for the years ended March 31, 1999 and 1998. Total revenue by business segment includes wireless cable TV (WCTV) station leases and WCTV international station construction contracts, as reported in the Company's consolidated financial statements. Operating profit by business segment is total revenue less cost of sales, where appropriate, and other operating expenses. In computing operating profit by business segment, the following items were considered in the Corporate and Other category: portions of administrative expenses, interest expense, income taxes and any unusual items. Identifiable assets by business segment are those assets used in Company operations in each segment. Corporate assets are principally cash, notes receivable, investments, intangible assets and deferred charges.


Note 13 - Business Segments (continued)

                                                               CTV Station
                                    Salvage     WCTV License   Construction  Natural Gas Fuel
March 31, 1999                       Yard          Leases       Contracts       Conversion
                                 ------------  -------------  -------------  ----------------

Lease income Interest income     $    30,009 	 $    198,550   $       -       $         -
Interest income                         -              -             	-                 -
Other income                            -              -              -                 -
                                 ------------  -------------  -------------  ----------------
      Total revenue                   30,009        198,550           -                 -

Operating loss                   $   (79,711)  $    (53,477)  $    (50,208)   $     (130,705)

Identifiable assets              $   332,013   $   3,363,021  $     16,033    $       71,175

Depreciation                     $     5,040   $       3,883  $     32,271    $        8,186

Capital expenditures             $      -      $       8,248  $      	-       $       58,594

           March 31, 1998

Lease income                     $      -      $     204,342  $       -       $         -
Interest income                         -               -             -                 -
Other income                            -               -             -                 -
                                 ------------  -------------  -------------  ----------------
      Total revenue                     -            204,342          -                 -

Operating loss                   $      -      $     (67,529)  $   (12,515)   $     (311,915)

Identifiable assets              $      -      $   3,120,710   $    52,377    $       20,777

Depreciation                     $      -      $       2,058   $    12,465    $       11,867

Capital expenditures             $      -      $     137,724   $      -       $         -


                           (Discontinued-
                               Note 14)   Internet Access
                             Mining and      Service         Pager       Corporate
March 31, 1999               Exploration     Provider        Rental      and Other     Consolidated
                         --------------   --------------- -------------- ------------- -------------
Lease income             $       -        $      281,077  $     109,408  $     138,570  $    757,614
Interest income                  -                  -              -           275,405       275,405
Other income                     -                  -              -             1,554         1,554
                         --------------   --------------- -------------- ------------- -------------
  Total revenue                  -               281,077        109,408        415,529     1,034,573

Operating loss           $    (72,426)    $     (575,200) $    (104,986) $  (1,811,324) $ (2,878,037)

Identifiable assets      $    312,372     $      392,912  $      42,751  $   3,706,614  $  8,236,891

Depreciation             $     38,285     $      148,386  $      11,900  $     602,769  $    850,720

Capital expenditures     $       -        $        3,875  $       1,903  $      29,745  $    102,365

    March 31, 1998

Lease income             $       -        $      255,350  $      87,951  $     146,214  $    693,857
Interest income                  -                  -              -           493,521       493,521
Other Income                     -                  -              -            14,451        14,451
                         ---------------  --------------- -------------- ------------- -------------
  Total revenue                  -               255,350         87,951        654,186     1,201,829

Operating loss           $ (1,234,816)    $     (508,084) $    (155,083) $  (2,796,320) $ (5,086,262)

Identifiable assets      $    378,729     $      515,784  $      63,848  $   6,860,242  $ 11,012,467

Depreciation             $     84,203     $       85,112  $      12,467  $     423,548  $    631,720

Capital expenditures     $     33,253     $       59,955  $         650  $     115,747  $    747,329

Note 14 - Discontinued Operations

During the year ended March 31, 1996, Mining and Energy International Corp. a wholly owned subsidiary of the Company entered into a lease agreement with an unrelated Company where it has an option to enter into a 30 year lease to explore and mine certain mining claims held by this unrelated company during the term of the lease. The option provides for the greater of $40,000 per month, or 15% of the monthly gold production of the mine. The lease agreement requires a $500,000 non-refundable advance royalty payment and a minimum monthly royalty payment of the greater of $40,000, 15% of the monthly gold production of the mine unless the average concentration of gold produced is greater than .03 ounces per short ton, when the share of gold production is increased to 20% of production. In addition, the Company would be required to pay $3.00 per ton for silica and barite sold from the premises. During 1998 the Company negotiated a reduced royalty rate of $15,000 per month as the mine is not currently in production.

In the fourth quarter ended March 31, 1998, the Company filed a lawsuit against the operator of the mine alleging, among other things breach of contract for failure to operate the mine in the best interests of the Company. This litigation is currently scheduled for arbitration. As a result of the lawsuit the operator has ceased all activities related to the mine and the Company has suspended its royalty payments under the lease agreement.

On September 1, 1998, the Company and the operator entered into a preliminary agreement to settle the dispute of selling the mine at auction and setting the proceeds. No sale has occurred to date.

The Company has ceased operations of the mining segment and accordingly has included this as discontinued operations in the accompanying consolidated financial statements. The Company had no revenues from this segment in 1999 or 1998.

As of March 31, 1999, Mining and Energy International Corp.'s primarily assets consisted of a reclamation bond, and mining equipment. Liabilities consisted of a note payable on mining equipment. The subsidiary had a net loss from operations of $47,801 and $814,979 including an income tax benefit allocated to discontinued operations of $24,625 and $419,837 for the years ended March 31, 1999 and 1998, respectively.


Note 15 - Significant Fourth Quarter Adjustments

In the fourth quarter for the year ended March 31, 1999, the Company made the following adjustments to the financial statements:

The Company recorded approximately $302,000 of gain which was previously deferred related to the sales of the Denver cable operations in 1994, as a result of receiving payments during the year which are reported under the installment method.


Note 15 - Significant Fourth Quarter Adjustments (continued)

The Company also recorded an income tax benefit of approximately $554,000 primarily related to the net operating loss carry forward generated in 1999.


Note 16 - Subsequent Events

On April 15, 1999, the Company sold one of its residential lots in Cherry Hills Village, Colorado previously held for investment purposes. The lot was sold to an unrelated third party for cash of $630,000. The lot had a net book value of approximately $322,000 at March 31, 1999.

Effective May 18, 1999, the Company sold 100% of the common stock of Planet Internet Corp. to an unrelated third party corporation for 303,328 restricted shares of the acquiring privately held Company's common stock valued at $1,516,638. Certain liabilities were retained by TVCN in connection with the sale.